EXHIBIT 10.41

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of July 13, 2009

among

GEORESOURCES, INC.,

as Borrower

AROC (TEXAS), INC.,

CATENA OIL & GAS, LLC,

G3 ENERGY, LLC,

G3 OPERATING, LLC,

SOUTHERN BAY OPERATING, LLC,

SOUTHERN BAY ENERGY, LLC,

SOUTHERN BAY LOUISIANA L.L.C.,

and

WESTERN STAR DRILLING COMPANY,

as Guarantors

WACHOVIA BANK, NATIONAL ASSOCIATION,

as Administrative Agent

COMERICA BANK,

and

BBVA COMPASS,

as Co-Syndication Agents

U.S. BANK, NATIONAL ASSOCIATION,

and

THE FROST NATIONAL BANK,

as Co-Documentation Agents

and

THE LENDERS SIGNATORY HERETO

$250,000,000 Senior Secured Revolving Credit Facility

WELLS FARGO SECURITIES, LLC,

as Sole Lead Arranger and Sole Bookrunner

i

ANNEX

Annex I	List of Percentage Shares, Maximum Revolving Credit Amounts

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Borrowing, Continuation and Conversion Request
Exhibit C	Form of Compliance Certificate
Exhibit D	Security Instruments
Exhibit E	Form of Assignment Agreement
Exhibit F	Initial Reserve Report

SCHEDULES

Schedule 7.02	Liabilities
Schedule 7.03	Litigation
Schedule 7.09	Taxes
Schedule 7.10	Titles, Etc.
Schedule 7.15	Place of Organization
Schedule 7.17	Environmental Matters
Schedule 7.19	Insurance
Schedule 7.20	Hedging Agreements
Schedule 7.22	Material Agreements
Schedule 7.23	Gas Imbalances, Gas Balancing Status of Operating Subsidiaries of GeoResources, Inc.
Schedule 9.01	Debt
Schedule 9.02	Liens
Schedule 9.03	Investments, Loans and Advances
Schedule 12.02	Notices

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 13, 2009, among GEORESOURCES, INC., a Colorado corporation (the “Borrower”); AROC (TEXAS), INC., a Texas corporation (“AROC Texas”), CATENA OIL & GAS, LLC, a Texas limited liability company (“Catena”), G3 ENERGY, LLC, a Colorado limited liability company (“G3 Energy”), G3 OPERATING, LLC, a Colorado limited liability company (“G3 Operating”), SOUTHERN BAY OPERATING L.L.C., a Texas limited liability company (“SB Operating”), SOUTHERN BAY ENERGY L.L.C., a Texas limited liability company (“SB Energy”), SOUTHERN BAY LOUISIANA L.L.C., a Texas limited liability company (“SB Louisiana”), and WESTERN STAR DRILLING COMPANY, a North Dakota corporation (“Western Drilling”) (AROC Texas, Catena, G3 Energy, G3 Operating, SB Operating, SB Energy, SB Louisiana, and Western Drilling are collectively, the “Guarantors” and the Borrower and the Guarantors are collectively, the “Obligors”), each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in Section 12.05 (individually, together with its successors and assigns, a “Lender” and, collectively, the “Lenders”); WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity the “Administrative Agent”) and as issuing bank (in such capacity, together with its successors and assigns in such capacity, the “Issuing Bank”).

A. The Borrower, the Administrative Agent and the financial institutions named and defined therein as Lenders (the “Existing Lenders”) are parties to that certain Amended and Restated Credit Agreement dated as of October 16, 2007 (as amended, modified or supplemented prior to the date hereof, the “Existing Credit Agreement”), pursuant to which the Existing Lenders provided certain loans and extensions of credit to the Borrower (all Debt arising pursuant to the Existing Credit Agreement is referred to herein as the “Existing Indebtedness”).

B. The parties hereto desire to amend and restate the Existing Credit Agreement in the form of this Agreement, and the Borrowers desire to obtain Loans (i) to refinance the Existing Indebtedness, and (ii) for other purposes permitted hereunder.

C. After giving effect to the amendment and restatement of the Existing Credit Agreement pursuant to the terms hereof, the Maximum Revolving Credit Amount of each Lender hereunder will be as set forth on Annex I.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the satisfaction of each condition precedent contained in Section 6.01 hereof, the parties hereto agree that the Existing Credit Agreement is hereby amended, renewed, extended and restated in its entirety on (and subject to) the terms and conditions set forth herein. It is the intention of the parties hereto that this Agreement supersedes and replaces the Existing Credit Agreement in its entirety; provided, that, (i) such amendment and restatement shall operate to renew, amend, modify and extend certain of the rights and obligations of the Borrower under the Existing Credit Agreement and as provided herein, but shall not act as a novation thereof, and (ii) the Liens securing the Indebtedness under and as defined in the Existing Credit Agreement and the liabilities and obligations of the Borrower and its Subsidiaries under the Existing Credit Agreement and the Loan Documents (as therein defined and referred to herein as the “Existing Loan Documents”) shall not be extinguished but shall be carried forward and shall secure such obligations and liabilities as amended, renewed, extended and restated hereby. The parties hereto ratify and confirm each of the Existing Loan Documents entered into prior to the Closing Date (but excluding the Existing Credit Agreement) and agree that such Existing Loan Documents continue to be legal, valid, binding and enforceable in accordance with their terms (except to the extent amended, restated and superseded in their entirety in connection with the transactions contemplated hereby), however, for all matters arising prior to the Closing Date (including the accrual and payment of interest and fees, and matters relating to indemnification and compliance with financial covenants), the terms of the Existing

Credit Agreement (as unmodified by this Agreement) shall control and are hereby ratified and confirmed. Borrower represents and warrants that, as of the Closing Date, there are no claims or offsets against, or defenses or counterclaims to, its obligations (or the obligations of any Subsidiary) under the Existing Credit Agreement or any of the other Existing Loan Documents. The parties hereto further agree as follows:

ARTICLE I

Definitions and Accounting Matters

Section 1.01 Terms Defined Above.

As used in this Agreement, the terms “Administrative Agent,” “AROC Texas,” “Borrower,” “Catena,” “G3 Energy,” “G3 Operating,” “Guarantors,” “Issuing Bank,” “Lender,” “Lenders,” “Obligors,” “SB Operating,” “SB Energy,” “SB Louisiana,” and “Western Drilling” shall have the meanings indicated above.

Section 1.02 Certain Defined Terms.

As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have equivalent meanings when used in the plural and vice versa):

Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock of a corporation (or similar entity), which stock has ordinary voting power for the election of the members of such entity’s board of directors or persons exercising similar functions (other than stock having such power only by reason of the happening of a contingency), or the acquisition of in excess of 50% of the partnership interests or equity of any Person not a corporation which acquisition gives the acquiring Person the power to direct or cause the direction of the management and policies of such Person, or (c) a merger or consolidation or any other combination with another Person provided that Borrower is the surviving entity.

Administrative Questionnaire means an Administrative Questionnaire in a form supplied by the Administrative Agent.

Affected Loans shall have the meaning assigned such term in Section 5.04.

Affiliate means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

Agreement shall mean this Credit Agreement, as the same may from time to time be further amended or supplemented.

Aggregate Maximum Revolving Credit Amounts at any time shall equal the sum of the Maximum Revolving Credit Amounts of the Lenders ($250,000,000), as the same may be reduced pursuant to Section 2.03(b).

Aggregate Revolving Credit Commitments means the sum of the Revolving Credit Commitments of all Lenders; provided that the initial Aggregate Revolving Credit Commitments are $135,000,000. The Aggregate Revolving Credit Commitments may be reduced or increased pursuant to Section 2.03; provided that in no event shall the Aggregate Revolving Credit Commitments exceed the lesser of the Maximum Revolving Credit Amount and the Borrowing Base. If at any time the Borrowing Base is reduced below the Aggregate Revolving Credit Commitments in effect prior to such reduction, the Aggregate Revolving Credit Commitments shall be reduced automatically to the amount of the Borrowing Base in effect at such time.

Applicable Lending Office shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

Applicable Margin shall mean the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Borrowing Base Utilization as in effect from time to time:

Borrowing Base Utilization	Applicable Margin
	LIBOR Loans	Base Rate Loans
Less than 33%	2.25%	1.25%
Greater than or equal to 33%, but less than 67%	2.50%	1.50%
Greater than or equal to 67%, but less than or equal to 90%	2.75%	1.75%
Greater than 90%	3.00%	2.00%

Each change in the Applicable Margin resulting from a change in the Borrowing Base Utilization shall take effect on the day such change in the Borrowing Base Utilization occurs.

Approved Fund shall mean any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

Assignee Group shall mean two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

Assignment and Assumption shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.05(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

Bankruptcy Code shall mean the United States Bankruptcy Code, 11 U.S.C. §101 et seq., as in effect on the date hereof and as amended from time to time.

Base Rate shall mean, with respect to any Base Rate Loan, for any day, a rate per annum equal to the highest of (i) the Federal Funds Rate for any such day plus 1/2 of 1%, (ii) the Prime Rate for such day, or (iii) the LIBOR Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the LIBOR Rate for any day shall be based on the rate appearing on the Dow Jones Market Service Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

Base Rate Loans shall mean Loans that bear interest at rates based upon the Base Rate.

Borrowing Base shall mean at the particular time in question, the amount provided for in Section 2.08, provided, however, in no event shall the Borrowing Base ever exceed the Aggregate Maximum Revolving Credit Amounts.

Borrowing Base Deficiency shall mean, and occur at any time when, the amount by which the aggregate outstanding principal amount of the Loans plus the LC Exposure exceeds the Borrowing Base, whether as the result of a redetermination, a scheduled reduction, or otherwise.

Borrowing Base Period shall mean the period from the Closing Date until November 1, 2009, and each six-month period commencing November 1, 2009, and each May 1 and November 1 thereafter.

Borrowing Base Utilization shall mean at any time, an amount equal to the quotient of (i) the aggregate principal amount of Loans outstanding plus LC Exposure, divided by (ii) the Borrowing Base.

Business Day shall mean any day other than a day on which commercial banks are authorized or required to close in Texas or North Carolina and, where such term is used in the definition of “Quarterly Date” or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a LIBOR Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

Change of Control means the occurrence of any of the following events: (a) any Person or two or more Persons, other than any Affiliate of the Borrower, acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act, and including holding proxies to vote for the election of directors other than proxies held by the Borrower’s management or their designees to be voted in favor of persons nominated by the Borrower’s Board of Directors) of 33% or more of the outstanding voting securities of the Borrower, measured by voting power (including both ordinary shares and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of the Borrower), or (b) one-third or more of the directors/managers of Borrower shall consist of persons not nominated by Borrower’s directors/managers (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements), or (c) liquidation or dissolution of Borrower.

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

Closing Date shall mean the date on which all of the conditions precedent under Section 6.01 are satisfied or waived by the Lenders.

Code shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

Commitment shall mean for any Lender, its Revolving Credit Commitment.

Commitment Fee Rate shall mean the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Borrowing Base Utilization as in effect from time to time:

Borrowing Base Utilization	Commitment Fee Rate
Less than 33%	.500%
Greater than or equal to 33%, but less than 67%	.500%
Greater than or equal to 67%, but less than or equal to 90%	.500%
Greater than 90%	.500%

Consolidated Net Income shall mean with respect to the Borrower and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and its Consolidated Subsidiaries in accordance with GAAP) or the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or distributions actually paid in such period by such other Person or such Unrestricted Subsidiary to the Borrower or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (iv) any extraordinary gains or losses, including gains or losses attributable to Property sales not in the ordinary course of business; and (v) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or write downs of assets.

Consolidated Subsidiaries shall mean each Subsidiary of a Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

Control shall mean the possession, directly or indirectly of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contact or otherwise. “Controlling” and “Controlled” shall have correlative meanings thereto.

Debt shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers’ acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under operating leases which require such Person or its Affiliate to make payments over the term of such lease, including payments at termination, based on the purchase price or appraisal value of the Property subject to such lease plus a marginal interest rate, and used primarily as a financing vehicle for, or to monetize, such Property; (vi) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (ix) obligations to deliver goods or services including Hydrocarbons in consideration of advance payments, except as permitted by Section 9.16 and disclosed by Section 8.07(c); (x) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (xi) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock; (xii) any Debt of a Subsidiary for which such Person is liable either by agreement or because of a Governmental Requirement; (xiii) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (xiv) all obligations of such Person under Hedging Agreements.

Debtor Relief Laws shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

Default shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

Defaulting Lender shall mean any Lender that (a) has failed to fund any portion of the Loans or any participations in Letters of Credit required to be funded by it hereunder within three Business Days of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to Administrative Agent or any other Lender, as the case may be, any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or a receiver or conservator has been appointed for such Lender.

Dollars and $ shall mean lawful money of the United States.

EBITDAX shall mean, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income taxes, depreciation, depletion, amortization and exploration. EBITDAX shall be adjusted on a pro forma basis to reflect the effect of material Acquisitions and divestitures, including adjustments for restructured or new Hedging Agreements entered into in connection therewith.

Eligible Assignee means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank, and (iii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, that, notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates, Subsidiaries or Unrestricted Subsidiaries.

Engineering Reports shall have the meaning assigned such term in Section 2.08.

Environmental Laws shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which any Obligor or any Subsidiary is conducting or at any time has conducted business, or where any Property of any Obligor or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” or “threatened release” have the meanings specified in CERCLA, and the terms “solid waste” and “disposal” or “disposed” have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of any Obligor or any Subsidiary is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste” or “disposal” which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

Environmental Liability shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Obligor or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

ERISA Affiliate shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

ERISA Event shall mean (i) a “Reportable Event” described in Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

Event of Default shall have the meaning assigned such term in Section 10.01.

Excepted Liens shall mean: (i) Liens for Taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (ii) Liens in connection with worker’s compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators’ Liens in favor of Persons other than Obligors and Subsidiaries, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord’s liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases or farmout agreements for rent or royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by any Obligor or any Subsidiary or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of any Obligor or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by any Obligor or any Subsidiary or materially impair the value of such Property subject thereto; (vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; and (vii) Liens permitted by the Security Instruments.

Excluded Taxes shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (i) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located and (iii) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.01(a).

Federal Funds Rate shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such- day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

Financial Statements shall mean the financial statement or statements of the Borrower and its Consolidated Subsidiaries described or referred to in Section 7.02.

Foreign Lender shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

Fund shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

Funded Debt shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers’ acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (vi) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock; (vii) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; provided, however, that Funded Debt shall exclude (i) all obligations of such Person under Hedging Agreements; (ii) “asset retirement obligations,” as such term is used in FASB Statement 143, to the extent such asset retirement obligations relate to the plugging and abandonment of wells; (iii) accounts payable and other accrued liabilities (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business, which are not greater than ninety (90) days past the date of invoice or delinquent or which are being contested in good faith, by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, and (iv) deferred income tax liabilities.

GAAP shall mean generally accepted accounting principles in the United States in effect from time to time.

Governmental Authority shall include the country, the state, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, any Obligor, their Subsidiaries or any of their Property or the Administrative Agent, any Lender or any Applicable Lending Office.

Governmental Requirement shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

Guarantor shall mean each of the parties named as “Guarantors” in the opening paragraph of this Agreement and each of the parties that from time to time become a party to a Guaranty Agreement pursuant to the terms of this Agreement.

Guaranty Agreement shall mean an agreement executed by a Guarantor in form and substance satisfactory to the Administrative Agent guarantying, unconditionally, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.

Hazardous Materials shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

Hedging Agreements shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

Highest Lawful Rate shall mean, as of a particular date, the highest non-usurious rate of interest, if any, permitted from day to day by applicable law. To the extent Texas law is applicable, the Lenders hereby notify and disclose to the Borrower that, for purposes of Texas Finance Code §303.001, as it may from time to time be amended, the “applicable ceiling” shall be the “weekly ceiling” from time to time in effect as limited by Texas Finance Code §303.009; provided, however, that to the extent permitted by applicable law, the Administrative Agent reserve the right to change the “applicable ceiling” from time to time by further notice and disclosure to the Borrower.

Hydrocarbon Interests shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

Hydrocarbons shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

Impacted Lender means, with respect to Letters of Credit, a Defaulting Lender or a Lender as to which (a) Issuing Lender has a good faith belief that such Lender has defaulted in fulfilling its obligations under one or more other syndicated credit facilities, or (b) a Person that Controls such Lender has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or a receiver or conservator has been appointed for such Person.

Indebtedness shall mean any and all amounts owing or to be owing by the Borrower or any Subsidiary to the Administrative Agent, the Issuing Bank and/or the Lenders in connection with the Loan Documents, any Letter of Credit Agreements, any Hedging Agreements now or hereafter arising between the Borrower or any Subsidiary and any Lender or its Affiliate and permitted by the terms of this Agreement, and all renewals, extensions and/or rearrangements of any of the foregoing.

Indemnified Taxes shall mean Taxes other than Excluded Taxes.

Indemnitees shall have the meaning specified in Section 12.03(b).

Information shall have the meaning specified in Section 12.15.

Initial Borrowing Base shall have the meaning assigned such term in Section 2.08(a).

Initial Funding shall mean the funding of the initial Loans or issuance of the initial Letters of Credit upon satisfaction of the conditions set forth in Sections 6.01 and 6.02.

Initial Reserve Report shall mean collectively the reports, copies of which have been delivered to the Administrative Agent, as described in Exhibit F.

Interest Coverage Ratio shall mean for the Obligors, on a consolidated basis, the ratio of (i) EBITDAX for the four most recently completed fiscal quarters ending on such date to (ii) cash interest payments made for such fiscal quarters.

Interest Period shall mean, with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is made and ending on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.02, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period may end after the Revolving Credit Termination Date; (ii) no Interest Period for any LIBOR Loan may end after the due date of any installment, if any, provided for in Section 3.01 to the extent that such LIBOR Loan would need to be prepaid prior to the end of such Interest Period in order for such installment to be paid when due; (iii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

Issuing Bank shall have the meaning assigned to such term in the introductory paragraph to this Agreement, or any other Lender agreed to between the Borrower and the Administrative Agent to issue Letters of Credit.

Laws shall mean, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

LC Commitment at any time shall mean $15,000,000.

LC Exposure at any time shall mean the sum of (i) the aggregate face amount of all undrawn and uncancelled Letters of Credit plus (ii) the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed.

Lending Office shall mean, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

Letter of Credit Agreements shall mean the written agreements with the Issuing Bank, as issuing lender for any Letter of Credit, executed in connection with the issuance by the Issuing Bank of the Letters of Credit, such agreements to be on the Issuing Bank’s customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Issuing Bank.

Letters of Credit shall mean the stand-by letters of credit issued pursuant to Section 2.01(b) and all reimbursement obligations pertaining to any such letters of credit, and “Letter of Credit” shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto.

LIBOR shall mean the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) of interest determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period commencing on the first day of such Interest Period appearing on Dow Jones Market Service Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period. In the event that such rate does not appear on Dow Jones Market Service Page 3750, “LIBOR” shall be determined by the Administrative Agent to be the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in Dollars are offered by leading reference banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

LIBOR Loans shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of “LIBOR Rate”.

LIBOR Rate shall mean, with respect to any LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient of (i) LIBOR for such Loan for the Interest Period for such Loan divided by (ii) 1 minus the Reserve Requirement for such Loan for such Interest Period.

Lien shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, each Obligor or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

Loan Documents shall mean this Agreement, the Notes, the Guaranty Agreements, all Letters of Credit, all Letter of Credit Agreements, and the Security Instruments.

Loans shall mean the loans as provided for by Section 2.01(a).

Majority Lenders shall mean, at any time while no Loans or LC Exposure are outstanding, Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Revolving Credit Commitments and, at any time while Loans are outstanding, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans or participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.05(d)).

Material Adverse Effect shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of the Borrower and its Subsidiaries taken as a whole different from those reflected in the Financial Statements or from the facts represented or warranted in any Loan Document, or (ii) the ability of the Borrower and its Subsidiaries taken as a whole to carry out their business as at the Closing Date or as proposed as of the Closing Date to be conducted or meet their obligations under the Loan Documents on a timely basis, or (iii) the Administrative Agent’s and the Lenders’ interests in the collateral securing the Indebtedness, taken as a whole, or the Administrative Agents’ or the Lenders’ ability to enforce their rights and remedies under this Agreement or any other Loan Document, at law or in equity.

Material Agreements shall have the meaning assigned to such term in Section 7.22.

Maximum Revolving Credit Amount shall mean, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Revolving Credit Amounts” (as the same may be reduced pursuant to Section 2.03(b) pro rata to each Lender based on its Percentage Share), as modified from time to time to reflect any assignments permitted by
Section 12.05(b).

Mortgaged Property shall mean the Property owned by the Obligors and which is subject to the Liens existing and to exist under the terms of the Security Instruments.

Multiemployer Plan shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

Notes shall mean the Notes provided for by Section 2.06, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.

Oil and Gas Properties shall mean Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or

Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

Other Taxes shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

Participant shall have the meaning specified in Section 12.05(d).

PBGC shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

Percentage Share shall mean the percentage of the Aggregate Revolving Credit Commitments to be provided by a Lender under this Agreement as indicated on Annex I hereto, as modified from time to time to reflect any assignments permitted by
Section 12.05(b).

Person shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

Plan shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.

Post-Default Rate shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or any other Loan Document, a rate per annum equal to 4% per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate; provided however, for a LIBOR Loan, the “Post-Default Rate” for such principal shall be 4% per annum above the interest rate for such Loan as provided in Section 3.02(a)(ii), but in no event to exceed the Highest Lawful Rate.

Prime Rate shall mean the rate of interest from time to time announced publicly by the Administrative Agent at the Principal Office as its prime commercial lending rate. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate, it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

Principal Office shall mean the principal office of the Administrative Agent, presently located at 301 South College Street, Charlotte, North Carolina 28288.

Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, moveable or immoveable, tangible or intangible.

Quarterly Dates shall mean the first day of each April, July, October, and January in each year, the first of which shall be October 1, 2009; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

Recourse Debt shall mean Debt of an Unrestricted Subsidiary which is a liability, in whole or in part, of any Obligor or which is secured by any Lien upon any property or assets of any Obligor.

Redetermination Date shall mean the date that the redetermined Borrowing Base becomes effective subject to the notice requirements specified in Section 2.08(b) both for scheduled redeterminations and unscheduled redeterminations.

Register shall have the meaning specified in Section 12.05(c).

Regulation D shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

Regulatory Change shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

Related Parties shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

Required Payment shall have the meaning assigned such term in Section 4.04.

Reserve Report shall mean a report, in form and substance satisfactory to the Administrative Agent, setting forth, as of each June 30 (or such other date in the event of an unscheduled redetermination); (i) the oil and gas reserves attributable to all of the Borrower’s and Guarantor’s Oil and Gas Properties together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time and (ii) such other information as the Administrative Agent may reasonably request. The term “Reserve Report” shall also include the information to be provided by the Borrower setting forth the foregoing information as of December 31 of each year pursuant to Section 8.07(a).

Reserve Requirement shall mean, for any Interest Period for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which LIBOR is to be determined as provided in the definition of “LIBOR” or (ii) any category of extensions of credit or other assets which include a LIBOR Loan.

Responsible Officer shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term “Responsible Officer” shall include the Chief Financial Officer of such Person or to the extent such Person is a limited partnership, the Responsible Officer of such limited partnership’s general partner. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

Revolving Credit Commitment shall mean, for any Lender, its obligation to make Loans and participate in the issuance of Letters of Credit as provided in Section 2.01(b) up to the lesser of (i) such Lender’s Maximum Revolving Credit Amount and (ii) such Lender’s Percentage Share of the then effective Borrowing Base.

Revolving Credit Termination Date shall mean the earlier to occur of (i) October 16, 2012, (ii) the date that the Commitments are terminated pursuant to Section 10.02, and (iii) the date that the Commitments are fully terminated pursuant to Section 2.03(b).

Scheduled Redetermination Date shall have the meaning assigned such term in Section 2.08(b).

SEC shall mean the Securities and Exchange Commission or any successor Governmental Authority.

Security Instruments shall mean the agreements or instruments described or referred to in Exhibit D, and any and all other agreements or instruments now or hereafter executed and delivered by the Obligors or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of, the Notes, the Guaranty Agreements, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.

Subsidiary shall mean: (i) any Person of which at least a majority of the outstanding ownership having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time equity ownership interest of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries and (ii) any partnership of which the Borrower or any of its Subsidiaries is a general partner, provided, however, that such term shall not include an Unrestricted Subsidiary. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Borrower.

Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Trade Payables shall mean money owed to creditors, vendors, or suppliers for products or services used in the ordinary course of business.

Transfer shall mean any sale, assignment, farm-out, conveyance or other transfer of any Oil and Gas Property, or any interest in any Oil and Gas Property (including, without limitation, any working interest, overriding royalty interest, production payments, net profits interest, royalty interest, or mineral fee interest) of any Obligor, except for (i) the sale of Hydrocarbons in the ordinary course of business, (ii) the sale or transfer of equipment in the ordinary course of business that is no longer necessary for the business of any Obligor or is contemporaneously replaced by equipment of at least comparable value and use, and (iii) the sale of Oil and Gas Properties in one or more transactions of the Obligors for which value was given in the most recent Borrowing Base redetermination which in the aggregate have a fair market value of $1,000,000 or less.

Type shall mean, with respect to any Loan, a Base Rate Loan or a LIBOR Loan.

United States and U.S. shall mean the United States of America.

Unrestricted Subsidiary shall mean, collectively, SBE Energy Partners LP, a Texas limited partnership, Okla Energy Partners LP, a Texas limited partnership, and any other subsidiary of the Borrower or Guarantors that meets the requirements of an Unrestricted Subsidiary set forth in Section 9.18.

Section 1.03 Accounting Terms and Determinations.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in Section 7.02 (except for changes concurred with by the Borrower’s independent public accountants).

Section 1.04 Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision thereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (v) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

Commitments

Section 2.01 Loans and Letters of Credit.

(a) Loans. Each Lender severally agrees, on the terms and conditions of this Agreement, to make Loans to the Borrower during the period from and including (i) the Closing Date or (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 12.05(b), to and up to, but excluding, the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender’s Revolving Credit Commitment as then in effect; provided, however, that the aggregate principal amount of all such Loans by all Lenders hereunder at any one time outstanding together with the LC Exposure shall not exceed the lesser of (i) the Borrowing Base and (ii) the Aggregate Revolving Credit Commitments. Subject to the terms of this Agreement, during the period from the Closing Date to and up to, but excluding, the Revolving Credit Termination Date, the Borrower may borrow, repay and reborrow the amount described in this Section 2.01(a).

(b) Letters of Credit. Subject to the terms and provisions contained in Section 2.02(g) of this Agreement, during the period from and including the Closing Date to, but excluding, the Revolving Credit Termination Date, the Issuing Bank, as issuing bank for the Lenders, agrees to extend credit for the account of the Borrower or any Guarantor at any time and from time to time by issuing, renewing, extending or reissuing Letters of Credit; provided however, the LC Exposure at any one time outstanding shall not exceed the lesser of (i) the LC Commitment or (ii) the Aggregate Revolving Credit Commitments, as then in effect, minus the aggregate principal amount of all Loans then outstanding. The Lenders shall participate in such Letters of Credit according to their respective Percentage Shares. Each of the Letters of Credit shall (i) be issued by the Issuing Bank, (ii) contain such terms and provisions as are reasonably required by the Issuing Bank, (iii) be for the account of the Borrower or a Guarantor and (iv) expire not later than the earlier of (A) twelve months from the date of issuance of such Letter of Credit and (B) five (5) days before the Revolving Credit Termination Date; provided, however, that any Letter of Credit with a twelve (12) month maturity may provide for the renewal thereof for an additional twelve (12) month period, which shall in no event extend beyond five (5) days before the Revolving Credit Termination Date.

(c) Limitation on Types of Loans. Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Loans may be Base Rate Loans or LIBOR Loans; provided that, without the prior written consent of the Majority Lenders, no more than five LIBOR Loans may be outstanding at any time.

Section 2.02 Borrowings, Continuations and Conversions, Letters of Credit.

(a) Borrowings. The Borrower shall give the Administrative Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing hereunder, which shall specify (i) the aggregate amount of such borrowing, (ii) the Type and (iii) the date (which shall be a Business Day) of the Loans to be borrowed, and (iv) (in the case of LIBOR Loans) the duration of the Interest Period therefor.

(b) Minimum Amounts. If the initial borrowing consists in whole or in part of LIBOR Loans, such LIBOR Loans shall be in amounts of at least $500,000 or any whole multiple of $500,000 in excess thereof.

(c) Notices. All borrowings, continuations and conversions shall require advance written notice to the Administrative Agent (which shall promptly notify the Lenders) in the form of Exhibit B (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Administrative Agent not later than 11:00 a.m. Houston, Texas time at least one Business Day prior to the date of each Base Rate Loan borrowing and three Business Days prior to the date of each LIBOR Loan borrowing, continuation or conversion. Without in any way limiting the

Borrower’s obligation to confirm in writing any telephonic notice, the Administrative Agent may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Administrative Agent.

(d) Continuation Options. Subject to the provisions made in this Section 2.02(d), the Borrower may elect to continue all or any part of any LIBOR Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the Administrative Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such LIBOR Loan to a Base Rate Loan pursuant to Section 2.02(e). All or any part of any LIBOR Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $500,000 or any whole multiple of $500,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each LIBOR Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

(e) Conversion Options. The Borrower may elect to convert all or any part of any LIBOR Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Administrative Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this Section 2.02(e), the Borrower may elect to convert all or any part of any Base Rate Loan at any time and from time to time to a LIBOR Loan by giving advance notice as provided in Section 2.02(c) to the Administrative Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that (i) any conversion of any Base Rate Loan into a LIBOR Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $500,000 or any whole multiple of $500,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, no Base Rate Loan may be converted into a LIBOR Loan.

(f) Advances. Not later than 11:00 a.m. Houston, Texas time on the date specified for each Loan hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Administrative Agent, to an account which the Administrative Agent shall specify, in immediately available funds, for the account of the Borrower. The amounts so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower, designated by the Borrower and maintained at the Principal Office.

(g) Letters of Credit. The Borrower shall give the Issuing Bank (which shall promptly notify the Lenders of such request and their Percentage Share of such Letter of Credit) advance notice to be received by the Issuing Bank not later than 11:00 a.m. Houston, Texas time not less than three Business Days prior thereto of each request for the issuance, and at least ten Business Days prior to the date of the renewal or extension, of a Letter of Credit hereunder which request shall specify (i) the amount of such Letter of Credit, (ii) the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended,

(iii) the duration thereof, (iv) the name and address of the beneficiary thereof, and (v) such other information as the Issuing Bank may reasonably request, all of which shall be reasonably satisfactory to the Issuing Bank. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Administrative Agent shall issue, renew or extend such Letter of Credit to the beneficiary thereof.

In conjunction with the issuance of each Letter of Credit, the Borrower shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, the Borrower, the Issuing Bank, the Administrative Agent and the Lenders hereby agree that the provisions of this Agreement shall govern.

The Issuing Bank will send to the Borrower and each Lender, immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes an Impacted Lender, then the following provisions shall apply for so long as such Lender is an Impacted Lender: (i) if any LC Exposure exists at the time a Lender is an Impacted Lender, the Borrower shall, within one Business Day following notice by the Administrative Agent, cash collateralize such Impacted Lender’s LC Exposure or make other satisfactory arrangements to eliminate the Issuing Bank’s risk with respect to such Lender, and (ii) the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit unless it is satisfied that cash collateral or another satisfactory arrangement will be provided by the Borrower.

Section 2.03 Changes of Commitments.

(a) Increase in Aggregate Revolving Credit Commitments

(i) Provided there exists no Default or Event of Default and subject to the conditions set forth under clause (v) below, upon notice to the Administrative Agent (which shall promptly notify the Lenders), Borrower may from time to time request an increase in the Aggregate Revolving Credit Commitments; provided, that (A) the Aggregate Revolving Credit Commitments shall not at any time exceed the lesser of (1) the Aggregate Maximum Revolving Credit Amounts after adjustments resulting from reductions thereof pursuant to Section 2.03(b) and (2) the then effective Borrowing Base, and (B) such increase of the Aggregate Revolving Credit Commitments shall be in a minimum amount of $5,000,000, or integral multiples of $1,000,000 in excess thereof. At the time of sending such notice, Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).

(ii) Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Credit Commitment and, if so, whether by an amount equal to, greater than, or less than its Percentage Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitment.

(iii) The Administrative Agent shall notify Borrower of the Lenders’ responses to the request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the Issuing Bank (which approvals shall not be unreasonably withheld), Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(iv) If the Aggregate Revolving Credit Commitments are increased in accordance with this Section, the Administrative Agent and Borrower shall determine the effective date (such date, the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly (i) notify Borrower of the final allocation of such increase in the Revolving Credit Commitment and the Increase Effective Date, and (ii) notify each Lender of its Revolving Credit Commitment as of the Increase Effective Date.

(v) As a condition precedent to such increase, Borrower shall deliver to the Administrative Agent a certificate of each Obligor dated as of the Increase Effective Date signed by a Responsible Officer of such Obligor (i) certifying and attaching the resolutions adopted by such Obligor approving or consenting to such increase, and (ii) in the case of Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article VII and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.03(a), the representations and warranties contained in Section 7.02 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 8.01, (B) no Default or Event of Default exists, and (C) no Material Adverse Effect shall have occurred. To the extent necessary to keep the outstanding Loans ratable with any revised Percentage Shares of the Lenders arising from any nonratable increase in the Revolving Credit Commitment under this Section, Borrower shall prepay Loans outstanding on the Increase Effective Date and/or Lenders shall make assignments pursuant to arrangements satisfactory to the Administrative Agent (provided, that in each case, Borrower shall pay any additional amounts required pursuant to Section 5.05).

(vi) This Section shall supersede any provisions in Sections 4.05 or 12.04 to the contrary.

(b) Reduction in Revolving Credit Commitments. The Borrower shall have the right to terminate or to reduce the amount of the Aggregate Revolving Credit Commitments at any time, or from time to time, upon not less than three (3) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders) of each such reduction, which notice shall specify the effective date thereof and the amount of any such termination or reduction (which shall not be less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof; and no more than an amount by which the Aggregate Revolving Credit Commitments would be less than the aggregate outstanding principal amount of the Loans plus the LC Exposure, after giving effect to any concurrent prepayment pursuant to Section 4.01) and shall be irrevocable and effective only upon receipt by the Administrative Agent. The Aggregate Revolving Credit Commitments once terminated or reduced may not be reinstated.

Section 2.04 Fees.

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent, for the account of each Lender (except for any Defaulting Lender), a commitment fee on the daily average unused amount of the Borrowing Base for each Borrowing Base Period up to, but excluding, the earlier of the date the Aggregate Revolving Credit Commitments are terminated or the Revolving Credit Termination Date at a rate per annum equal to the Commitment Fee Rate. Accrued commitment fees shall be payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Aggregate Revolving Credit Commitments are terminated or the Revolving Credit Termination Date.

(b) Letter of Credit Fees.

(i) The Borrower agrees to pay the Administrative Agent, for the account of each Lender (except for any Defaulting Lender), commissions for issuing the Letters of Credit on the daily average outstanding of the maximum liability of the Issuing Bank existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at the rate per annum equal to the Applicable Margin in effect from time to time for LIBOR Loans. Each Letter of Credit shall be deemed to be outstanding up to the full face amount of the Letter of Credit until the Issuing Bank has received the canceled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance acceptable to the Issuing Bank, or for any reductions in the amount of the Letter of Credit (other than from a drawing), written notification from the beneficiary of such Letter of Credit. Such commissions are payable in advance at issuance of the Letter of Credit for the first year thereof and thereafter, quarterly in arrears on each Quarterly Date and upon cancellation or expiration of each such Letter of Credit.

(ii) The Borrower agrees to pay the Administrative Agent, for the account of the Issuing Bank, commissions for issuing the Letters of Credit (calculated separately for each Letter of Credit) equal to 0.40% of the face amount of each Letter of Credit, payable upon issuance of such Letter of Credit.

Section 2.05 Several Obligations.

The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

Section 2.06 Notes.

The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A dated (i) the Closing Date or (ii) the effective date of an assignment pursuant to Section 12.05(b), payable to the order of such Lender in a principal amount equal to its Maximum Revolving Credit Amount as originally in effect and otherwise duly completed and such substitute Notes as required by Section 12.05(b). The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer may be endorsed by such Lender on the schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

Section 2.07 Prepayments.

(a) Voluntary Prepayments. The Borrower may prepay the Base Rate Loans upon not less than one (1) Business Day’s prior notice to the Administrative Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $100,000 or the remaining aggregate principal balance outstanding on the Notes) and shall be irrevocable and effective only upon receipt by the Administrative Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Borrower may prepay LIBOR Loans on the same conditions as for Base Rate Loans (except that prior notice to the Administrative Agent shall be not less than three (3) Business Days for LIBOR Loans) and in addition such prepayments of LIBOR Loans shall be subject to the terms of Section 5.05 and shall be in an amount equal to all of the LIBOR Loans for the Interest Period prepaid. In the event of a voluntary prepayment pursuant to this Section 2.07(a), Borrower shall be entitled to reborrow such amounts pursuant to Section 2.01.

(b) Mandatory Prepayments.

(i) Borrowing Base. If a Borrowing Base Deficiency results from the redetermination of the Borrowing Base or a reduction in the Borrowing Base pursuant to Section 2.08(b), then the Borrower shall, within thirty (30) days, (i) prepay the Loans in an aggregate principal amount sufficient to eliminate such Borrowing Base Deficiency, together with interest on the principal amount paid accrued to the date of each such prepayment, (ii) pledge, or cause any Subsidiary to pledge, additional unencumbered collateral of sufficient value and character (as determined by the Administrative Agent and the Lenders in their sole discretion) that when added to the existing collateral shall cause the Borrowing Base to equal or exceed the aggregate outstanding Loans plus the LC Exposure, or (iii) any combination of (i) and (ii) satisfactory to the Administrative Agent and the Lenders. If, because of LC Exposure, a Borrowing Base Deficiency remains after prepaying all of the Loans, the Borrower shall pay to the Administrative Agent on behalf of the Lenders an amount equal to such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.10(b).

(ii) Upon Procurement of Capital. If, at any time after the Closing Date, the Borrower obtains funds by the sale of capital stock or any other equity offering or by the issuance of subordinated unsecured Debt to the extent permitted by the terms of this Agreement, and if at such time there exists a Borrowing Base Deficiency, the proceeds obtained by such capital stock or other equity offering or issuance of such Debt shall first be used to pay such Borrowing Base Deficiency.

(c) Generally. Prepayments permitted or required under this Section 2.07 shall be without premium or penalty, except as required under Section 5.05 for prepayment of LIBOR Loans. Any prepayments on the Loans may be reborrowed subject to the then effective Aggregate Revolving Credit Commitments.

Section 2.08 Borrowing Base.

(a) The Borrowing Base shall be determined in accordance with Section 2.08(b) by the Administrative Agent with the concurrence of the Lenders and is subject to redetermination in accordance with Sections 2.08(b) and (c). Upon any redetermination of the Borrowing Base, such redetermination shall remain in effect until the next successive Redetermination Date. So long as any of the Commitments are in effect or any LC Exposure or Loans are outstanding hereunder, this facility shall be governed by the then effective Borrowing Base. During the period from and after the Closing Date until the first redetermination pursuant to Section 2.08 or adjustment pursuant to Section 8.07(b), the amount of the Borrowing Base shall be $135,000,000 (the “Initial Borrowing Base”).

(b) Redetermination of Borrowing Base. Upon receipt of the reports required by Section 8.07 and such other reports, data and supplemental information as may from time to time be reasonably requested by the Administrative Agent (the “Engineering Reports”), the Borrowing Base shall be redetermined for each Borrowing Base Period and each such redetermination shall be effective as of the date set forth in such notice of redetermination (the “Scheduled Redetermination Date”). The Borrowing Base shall be determined based upon the loan collateral value assigned to the Mortgaged Properties and such other credit factors (including without limitation the assets, liabilities, cash flow, business, properties, prospects, management and ownership of the Borrower) which the Lenders deem significant. The Lenders’ determination of the Borrowing Base shall be in their sole discretion and shall not be subject to review or challenge. Upon each redetermination of the Borrowing Base, the Administrative Agent shall recommend to the Lenders a new Borrowing Base and the Lenders in accordance with their customary policies and procedures for extending credit to oil and gas reserve-based customers shall (by unanimous agreement) establish the redetermined Borrowing Base; provided, however, that any decrease in the Borrowing Base or reaffirmation of the existing Borrowing Base shall require Majority Lender approval. If the Borrower does not furnish the Engineering Reports by the date required, the Lenders may nonetheless determine a new Borrowing Base. It is expressly understood that the Lenders shall have no obligation to determine the Borrowing Base at any particular amount, either in relation to the Aggregate Maximum Revolving Credit Amounts or otherwise.

(c) In addition to “Scheduled Borrowing Base Determinations” pursuant to Section 2.08(b), the Borrower and the Administrative Agent, at the direction of the Majority Lenders, may each request one (1) additional redetermination of the Borrowing Base between Scheduled Borrowing Base Determinations. In the event the Borrower requests a “Special Borrowing Base Determination” pursuant to this Section 2.08(c), the Borrower shall deliver written notice of such request to the Administrative Agent which shall include: (i) Engineering Report(s) prepared as of a date not more than thirty (30) calendar days prior to the date of such request, and (ii) such other information as Administrative Agent and the Lenders shall request prepared as of a date not more than thirty (30) calendar days prior to the date of such request. Likewise, in the event the Majority Lenders exercise their option for a Special Borrowing Base Determination, the Administrative Agent shall give the Borrower notice of the redetermined Borrowing Base.

Section 2.09 Assumption of Risks.

The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Issuing Bank (except in the case of gross negligence or willful misconduct on the part of the Issuing Bank or any of its employees), its correspondents nor any Lender shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Issuing Bank’s control or the control of the Issuing Bank’s correspondents. In addition, neither the Issuing Bank, the Administrative Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Issuing Bank’s correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Issuing Bank’s, the Administrative Agent’s or any Lender’s rights or powers hereunder or under the Letter of Credit Agreements, all of which rights shall be cumulative. The Issuing Bank and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action, inaction or omission taken or not taken by the Issuing Bank or by any correspondent for the Issuing Bank in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrower and shall not put the Issuing Bank or its correspondents under any resulting liability to the Borrower.

Section 2.10 Obligation to Reimburse and to Prepay.

(a) If a disbursement by the Issuing Bank is made under any Letter of Credit, the Borrower shall pay to the Administrative Agent within two (2) Business Days after notice of any such disbursement is received by the Borrower, the amount of each such disbursement made by the Issuing Bank under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.10 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Base Rate Loans through the second Business Day after notice of such disbursement is received by the Borrower and (ii) thereafter, the Post-Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the Borrower under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments; (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Instruments; (iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (v) payment by the Issuing Bank under any Letter of Credit against presentation of a draft certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Issuing Bank, except (i) where the Borrower or any Subsidiary actually recovers the proceeds for itself or the Issuing Bank of any payment made by the Issuing Bank in connection with such gross negligence or willful misconduct or (ii) in cases where the Administrative Agent makes payment to the named beneficiary of a Letter of Credit.

(b) In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Section 2.07(b) or the maturity of the Notes, whether by acceleration or otherwise, an amount equal to the LC Exposure (or the excess in the case of Section 2.07(b)) shall be deemed to be forthwith due and owing by the Borrower to the Issuing Bank, the Administrative Agent and the Lenders as of the date of any such occurrence; and the Borrower’s obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such payments shall be held by the Issuing Bank on behalf of the Lenders as cash collateral securing the LC Exposure in an account or accounts at the Principal Office; and the Borrower hereby grants to and by its deposit with the Administrative Agent grants to the Administrative Agent a security interest in such cash collateral. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Administrative Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, the Notes or the Security Instruments, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.

(c) Each Lender severally and unconditionally agrees that it shall promptly reimburse the Issuing Bank an amount equal to such Lender’s Percentage Share of any disbursement made by the Issuing Bank under any Letter of Credit that is not reimbursed according to this Section 2.10.

(d) Notwithstanding anything to the contrary contained herein, if no Default exists and subject to availability under the Aggregate Revolving Credit Commitments (after reduction for LC Exposure), to the extent the Borrower has not reimbursed the Issuing Bank for any drawn upon Letter of Credit within one (1) Business Day after notice of such disbursement has been received by the Borrower, the amount of such Letter of Credit reimbursement obligation shall automatically be funded by the Lenders as a Loan hereunder and used by the Lenders to pay such Letter of Credit reimbursement obligation. If an Event of

Default has occurred and is continuing, or if the funding of such Letter of Credit reimbursement obligation as a Loan would cause the aggregate amount of all Loans outstanding to exceed the Aggregate Revolving Credit Commitments (after reduction for LC Exposure), such Letter of Credit reimbursement obligation shall not be funded as a Loan, but instead shall accrue interest as provided in Section 2.10(a).

Section 2.11 Lending Offices.

The Loans of each Type made by each Lender shall be made and maintained at such Lender’s Applicable Lending Office for Loans of such Type.

ARTICLE III

Payments of Principal and Interest

Section 3.01 Repayment of Loans.

(a) Loans. On the Revolving Credit Termination Date the Borrower shall repay the outstanding aggregate principal of the Notes.

(b) Generally. The Borrower will pay to the Administrative Agent, for the account of each Lender, the principal payments required by this Section 3.01.

Section 3.02 Interest.

(a) Interest Rates. The Borrower will pay to the Administrative Agent, for the account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to, but excluding, the date such Loan shall be paid in full, at the following rates per annum:

(i) if such a Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and

(ii) if such a Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate.

(b) Post-Default Rate. Notwithstanding the foregoing, the Borrower will pay to the Administrative Agent, for the account of each Lender interest at the applicable Post-Default Rate on any of any Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder, under any Loan Document or under any Note held by such Lender to or for account of such Lender, for the period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured or waived.

(c) Due Dates. Accrued interest on Base Rate Loans shall be payable on each Quarterly Date commencing on October 1, 2009, and accrued interest on each LIBOR Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any LIBOR Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted). Any accrued and unpaid interest on the Loans on the Revolving Credit Termination Date shall be paid on such date.

(d) Determination of Rates. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Lenders to which such interest is payable and the Borrower thereof. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

ARTICLE IV

Payments; Pro Rata Treatment; Computations; Etc.

Section 4.01 Payments Generally; Administrative Agent’s Clawback.

(a) General. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes, Letters of Credit, and the Letter of Credit Agreements shall be made in Dollars, in immediately available funds, to the Administrative Agent at such account as the Administrative Agent shall specify by notice to the Borrower from time to time, not later than 11:00 a.m. Houston, Texas time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment received by the Administrative Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as otherwise provided in the definition of “Interest Period”, if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Administrative Agent of any principal of or interest on any borrowing, the Borrower shall notify the Administrative Agent of the Loans to which such payment shall apply. In the absence of such notice the Administrative Agent may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of Base Rate Loans.

(b) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.02 Pro Rata Treatment.

Except to the extent otherwise provided herein each Lender agrees that: (i) each borrowing from the Lenders under Section 2.01 and each continuation and conversion under Section 2.02 shall be made from the Lenders pro rata in accordance with their Percentage Share, each payment of fees under Sections 2.04(a), 2.04(b), and 2.04(c)(i) shall be made for account of the Lenders pro rata in accordance with their Percentage Share, and each termination or reduction of the amount of the Aggregate Maximum Revolving Credit Amounts under Section 2.03(b) shall be applied to the Commitment of each Lender, pro rata according to the amounts of its respective Commitment; (ii) each payment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Loans held by the Lenders; and (iii) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders; and (iv) each reimbursement by the Borrower of disbursements under Letters of Credit shall be made for account of the Issuing Bank or, if funded by the Lenders, pro rata for the account of the Lenders, in accordance with the amounts of reimbursement obligations due and payable to each respective Lender. Notwithstanding anything to the contrary herein, nothing in this Section 4.02 shall have any affect on the right of Issuing Bank to receive payment or collateral in connection with
Section 2.02(g).

Section 4.03 Computations.

Interest on LIBOR Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

Section 4.04 Non-receipt of Funds by the Administrative Agent.

Unless the Administrative Agent shall have been notified by a Lender or the Borrower prior to the date on which such notifying party is scheduled to make payment to the Administrative Agent (in the case of a Lender) of the proceeds of a Loan or a payment under a Letter of Credit to be made by it hereunder or (in the case of the Borrower) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until, but excluding, the date the Administrative Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Base Rate plus the Applicable Margin.

Section 4.05 Set-off, Sharing of Payments, Etc.

(a) If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower or any other Obligor against any and all of the obligations of the Borrower or any other Obligor now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or any other Obligor may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Exposure resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Exposure, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (y) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Exposure, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

Section 4.06 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii) duly completed copies of Internal Revenue Service Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(f) Treatment of Certain Refunds. If the Administrative Agent, any Lender or the Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the

Administrative Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Bank in the event the Administrative Agent, such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

ARTICLE V

Capital Adequacy

Section 5.01 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any Reserve Requirement reflected in the LIBOR Rate, or the Issuing Bank;

(ii) subject any Lender or the Issuing Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Loans made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Bank); or

(iii) impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Issuing Bank, the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law affecting such Lender or the Issuing Bank or any Lending Office of such Lender or such Lender’s or the Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 5.02 Limitation on LIBOR Loans.

Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBOR Rate for any Interest Period:

(i) the Administrative Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of “LIBOR Rate” in Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

(ii) the Administrative Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of “LIBOR Rate” in Section 1.02 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining LIBOR Loans; then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional LIBOR Loans.

Section 5.03 Illegality.

Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender’s obligation to make LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.04 shall be applicable).

Section 5.04 Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03.

If the obligation of any Lender to make LIBOR Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 (“Affected Loans”), all Affected Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(a) or Section 5.03 has occurred and such Lender so requests by notice to the Borrower, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its Base Rate Loans.

Section 5.05 Compensation.

The Borrower shall pay to each Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines are attributable to:

(i) any payment, prepayment or conversion of a LIBOR Loan properly made by such Lender or the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.01) on a date other than the last day of the Interest Period for such Loan; or

(ii) any failure by the Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in Article VI to be satisfied) to borrow, continue or convert a LIBOR Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c).

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

Section 5.06 Replacement Lenders; Mitigation Obligations.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 5.01, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.06, or if any Lender gives a notice pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.06 or 5.01, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 5.03, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.06, or if any Lender becomes a Defaulting Lender and continues as a Defaulting Lender for more than five (5) Business Days at any time, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.05, all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided, that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 12.05.

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.05 from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 4.06, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable law.

A Lender shall not be required to make such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE VI

Conditions Precedent

Section 6.01 Initial Funding.

The obligation of the Lenders to make the Initial Funding is subject to the receipt by the Administrative Agent and the Lenders of all fees payable pursuant to Section 2.04 on or before the Closing Date and the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Administrative Agent in form and substance:

(a) A certificate of the Secretary or an Assistant Secretary of the Borrower, setting forth (i) resolutions of its board of directors with respect to the Borrower’s authorization to execute and deliver the Loan Documents, to which it is a party and to enter into the transactions contemplated in those documents, (ii) the Responsible Officers of the Borrower (y) who are authorized to sign the Loan Documents to which Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of organization, incorporation and bylaws, as applicable, of the Borrower, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(b) A certificate of the Secretary or an Assistant Secretary of each Guarantor setting forth (i) resolutions of its or its general partner’s board of directors or managers, as applicable, with respect to the authorization of such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Guarantor (y) who are authorized to sign the Loan Documents to which such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the articles or certificate of organization, incorporation and bylaws (or equivalent constituent documents) of such Guarantor, and its general partner, as applicable, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificates until they receive notice in writing from any Guarantor to the contrary.

(c) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Obligors.

(d) A compliance certificate which shall be substantially in the form of Exhibit C, duly and properly executed by a Responsible Officer of the Borrower and dated as of the date of the Initial Funding.

(e) The Notes, duly completed and executed.

(f) The Security Instruments, including those described on Exhibit D, duly completed and executed in sufficient number of counterparts for recording, as necessary.

(g) An opinion of Bond & Smyser LLP, counsel to the Obligors and from other local counsel acceptable to the Administrative Agent with respect to the due formation, authorization and existence of the Obligors and the enforceability of the Loan Documents and perfection of the Security Instruments under the laws of the states wherein the Oil and Gas Properties are located in form and substance satisfactory to the Administrative Agent, as to such matters incident to the transactions herein contemplated as the Administrative Agent may reasonably request.

(h) A certificate of insurance coverage of the Borrower and each Guarantor evidencing that the Borrower and each Guarantor are carrying insurance in accordance with Section 7.19 and Section 8.03(b).

(i) Title information as the Administrative Agent may require setting forth the status of title acceptable to the Administrative Agent to at least 80% of the value of the proved Oil and Gas Properties of the Borrower and the Guarantors included in the Initial Reserve Report.

(j) The Administrative Agent shall have been furnished with appropriate UCC search certificates and other evidence satisfactory to the Administrative Agent with respect the Obligor’s Oil and Gas Properties reflecting no prior Liens other than in favor of the Administrative Agent.

(k) The Mortgaged Properties represent at least eighty percent (80%) of the value of Oil and Gas Properties evaluated in the Initial Reserve Report.

(l) Environmental assessment reports relating to all of the Mortgaged Properties as may be requested by the Administrative Agent, which may include, without limitation, environmental audits, Phase I Reports or other environmental reports of any nature whatsoever (whether prepared internally or by third party consultants) currently existing or requested by the Administrative Agent; and the Administrative Agent must be satisfied with the results of the review and environmental condition of the Mortgaged Properties.

(m) Financial statements of Borrower and its Consolidated Subsidiaries in form and substance satisfactory to Administrative Agent.

(n) Payment of all required fees to Administrative Agent and Lenders, including fees and expenses referenced in that certain Fee Letter dated June 17, 2009.

(o) Such other documents as the Administrative Agent or any Lender or special counsel to the Administrative Agent may reasonably request.

Section 6.02 Initial and Subsequent Loans and Letters of Credit.

The obligation of the Lenders to make Loans to the Borrower upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue Letters of Credit for the account of the Borrower (including the Initial Funding) is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto:

(a) no Default shall have occurred and be continuing;

(b) no Material Adverse Effect shall have occurred; and

(c) the representations and warranties made by the Borrower in Article VII and in the Security Instruments shall be true on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders may expressly consent in writing to the contrary.

Each request for a borrowing or issuance, renewal, extension or reissuance of a Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in Section 6.02(c) (both as of the date of such notice and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of and immediately following such borrowing or issuance, renewal, extension or reissuance of a Letter of Credit as of the date thereof).

Section 6.03 Conditions Precedent for the Benefit of Lenders.

All conditions precedent to the obligations of the Lenders to make any Loan are imposed hereby solely for the benefit of the Lenders, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that the Lenders will refuse to make any Loan in the absence of strict compliance with such conditions precedent.

Section 6.04 No Waiver.

No waiver of any condition precedent shall preclude the Administrative Agent or the Lenders from requiring such condition to be met prior to making any subsequent Loan or preclude the Lenders from thereafter declaring that the failure of the Borrower to satisfy such condition precedent constitutes a Default.

ARTICLE VII

Representations and Warranties

Each of the Obligors represents and warrants to the Administrative Agent and the Lenders that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Letter of Credit as provided in Section 6.02):

Section 7.01 Corporate Existence.

Each of the Obligors: (i) is a corporation, limited liability company or limited partnership duly organized, formed, legally existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

Section 7.02 Financial Condition.

The unaudited pro forma consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of March 31, 2009, and their related consolidated statements of income, owners’ equity and cash flow of the Borrower and its Consolidated Subsidiaries for the three month period ended on such date heretofore furnished to the Administrative Agent, are/is complete and correct and fairly present the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at said dates and the results of its operations for the fiscal year and the three month period on said dates, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments). Neither the Borrower nor any Subsidiary has on the Closing Date any material Debt, contingent liabilities, liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the

Financial Statements or in Schedule 7.02. Since the date of the Borrower’s most recent consolidated balance sheet delivered to the Administrative Agent, there has been no change or event having a Material Adverse Effect. Since the date of the Borrower’s most recent consolidated balance sheet delivered to the Administrative Agent, neither the business nor the Properties of the Borrower or any Subsidiary have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

Section 7.03 Litigation.

Except as disclosed to the Lenders in Schedule 7.03 hereto, at the Closing Date there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Obligors threatened against or affecting the Obligors or any Subsidiary which involves the possibility of any judgment or liability against any Obligor or any Subsidiary not fully covered by insurance (except for normal deductibles), and which would have a Material Adverse Effect.

Section 7.04 No Breach.

Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the Obligors or any Subsidiary, or any Governmental Requirement or any agreement or instrument to which any Obligor or any Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Obligor or any Subsidiary pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

Section 7.05 Authority.

Each Obligor and each Subsidiary has all necessary corporate power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by each Obligor and each Subsidiary of the Loan Documents to which it is a party, have been duly authorized by all necessary corporate action on its part; and the Loan Documents constitute the legal, valid and binding obligations of each Obligor, enforceable in accordance with their terms.

Section 7.06 Approvals.

No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any other Person are necessary for the execution, delivery or performance by any Obligor of the Loan Documents to which it is a party or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.

Section 7.07 Use of Loans.

The proceeds of the Loans shall be used (i) for the development of the Obligors’ Oil and Gas Properties and the acquisition of Oil and Gas Properties and related assets by the Obligors, (ii) working capital, (iii) Letters of Credit in the aggregate outstanding at any time not to exceed $15,000,000 to support the Borrower’s and Guarantors’ obligations, (iv) for general company purposes of the Borrower and Guarantors, and (v) to refinance Borrower’s existing revolving credit facility dated as of October 16, 2007, as amended. Neither the Borrower nor any other Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.

Section 7.08 ERISA.

(a) Each Obligor, each Subsidiary and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

(b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

(c) No act, omission or transaction has occurred which could result in imposition on any Obligor, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (1) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

(d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by any Obligor, any Subsidiary or any ERISA Affiliate has been or is expected by any Obligor, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

(e) Full payment when due has been made of all amounts which any Obligor, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

(f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of each Obligor’s most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

(g) None of the Obligors, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(l) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by an Obligor, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

(h) None of the Obligors, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

(i) None of the Obligors, any Subsidiary or any ERISA Affiliate is required to provide security under section 401 (a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

Section 7.09 Taxes.

Except as set out in Schedule 7.09, each Obligor and its Subsidiaries has filed all United States federal income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by any Obligor or any Subsidiary. The charges, accruals and reserves on the books of each Obligor and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Obligors, no claim is being asserted with respect to any such tax, fee or other charge.

Section 7.10 Titles, etc.

(a) Each of the Obligors and its Subsidiaries has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens, except Liens permitted by Section 9.02. After giving full effect to the Excepted Liens, each Obligor owns the net interests in production attributable to its Hydrocarbon Interests reflected in the most recently delivered Reserve Report and the ownership of such Properties shall not in any material respect obligate such Obligor to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report. All information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date thereof.

(b) All leases and agreements necessary for the conduct of the business of each Obligor and its Subsidiaries are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of any Obligor and its Subsidiaries.

(c) The rights, Properties and other assets presently owned, leased or licensed by each Obligor and its Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit each Obligor and its Subsidiaries to conduct its business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

(d) All of the assets and Properties of each Obligor and its Subsidiaries which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

Section 7.11 No Material Misstatements.

No written information, statement, exhibit, certificate, document or report furnished to the Administrative Agent and the Lenders (or any of them) by any Obligor or any Subsidiary in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Obligors and their Subsidiaries taken as a whole. There is no fact peculiar to any Obligor or any Subsidiary which has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Obligors can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Administrative Agent by or on behalf of the Obligors or any Subsidiary prior to, or on, the Closing Date in connection with the transactions contemplated hereby.

Section 7.12 Investment Company Act.

None of the Obligors nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 7.13 [Reserved]

Section 7.14 [Reserved].

Section 7.15 Location of Business and Offices.

Each Obligor’s principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement. The principal place of business and chief executive office of each Subsidiary are located at the addresses stated on Schedule 7.15.

Section 7.16 Defaults.

None of the Obligors nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any Material Agreement or instrument to which any Obligor or any Subsidiary is a party or by which any Obligor or any Subsidiary is bound. No Default hereunder has occurred and is continuing.

Section 7.17 Environmental Matters.

Except as provided in Schedule 7.17 or as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

(a) Neither any Property of any Obligor or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

(b) Without limitation of clause (a) above, no Property of any Obligor or any Subsidiary nor the operations currently conducted thereon or, to the best knowledge of the Obligors, by any prior owner or operator of such Property or operation, are in violation of or Subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

(c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Obligors and each Subsidiary, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Obligors and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

(d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of any Obligor or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Obligors, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

(e) The Obligors have taken all steps reasonably necessary to determine and have determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of any Obligor or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

(f) To the extent applicable, all Property of the Obligors and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and the Obligors do not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

(g) None of the Obligors nor any Subsidiary has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

Section 7.18 Compliance with the Law.

None of the Obligors nor any Subsidiary has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as would not have a Material Adverse Effect, the Oil and Gas Properties of the Obligors (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of such Oil and Gas Properties; specifically in this connection, (i) after the Closing Date, no Oil and Gas Property of any Obligor is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Properties of any Obligor (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, such Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties).

Section 7.19 Insurance.

Schedule 7.19 attached hereto contains an accurate and complete description of all material policies of fire, liability, workers’ compensation and other forms of insurance owned or held by the Obligors and each Subsidiary. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which any Obligor or any Subsidiary is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Obligors and each Subsidiary; will remain in full force and effect through the respective dates set forth in Schedule 7.19 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 7.19 identifies all material risks, if any, which each Obligor and its Subsidiaries and their respective Board of Directors or officers have designated as being self insured. None of the Obligors nor any Subsidiary has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

Section 7.20 Hedging Agreements.

Schedule 7.20 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Obligors and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counter party to each such agreement.

Section 7.21 Restriction on Liens.

None of the Obligors nor any of their Subsidiaries is a party to any agreement or arrangement (other than this Agreement and the Security Instruments), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets or Properties.

Section 7.22 Material Agreements.

Set forth on Schedule 7.22 is a complete list of all agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments which are material to Obligors’ business, activities, and operation or ownership of Obligors’ Property (the “Material Agreements”) in effect or to be in effect as of the Closing Date (other than Hedging Agreements) providing for, evidencing, securing or otherwise relating to any Debt of any Obligor or any of its Subsidiaries, and all obligations of any Obligor or any Subsidiaries to issuers of surety or appeal bonds issued for account of any Obligor or any such Subsidiary. The Borrower shall also make available to Administrative Agent and Lenders all Material Agreements and other agreements and instruments (excluding any such agreements and other instruments that are cancelable upon 60 or less days notice) of each Obligor and its Subsidiaries relating to the purchase, transportation by pipeline, gas processing, marketing, sale and supply of natural gas and other Hydrocarbons, but in any event, any such agreement or other instrument that will account for more than 10% of the sales of the Obligors’ and their Subsidiaries during the Borrower’s current fiscal year. Upon request by Administrative Agent, the Borrower shall deliver, or caused to be delivered, to the Administrative Agent and the Lenders a complete and correct copy of all such material credit agreements, indentures, purchase agreements, contracts, letters of credit, guarantees, joint venture agreements, or other instruments, including any modifications or supplements thereto, as in effect on the Closing Date.

Section 7.23 Gas Imbalances.

As of the Closing Date, except as set forth on Schedule 7.23 or on the most recent certificate delivered pursuant to Section 8.07(c), on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Obligors’ Oil and Gas Properties which would require the Obligors to deliver, in the aggregate, five percent (5%) or more of the monthly production from Hydrocarbons produced from their Oil and Gas Properties at some future time without then or thereafter receiving fall payment therefor.

Section 7.24 Relationship of Obligors.

The Obligors are engaged in related businesses and each Obligor is directly and indirectly dependent upon each other Obligor for and in connection with their business activities and their financial resources; and each Obligor has determined, reasonably and in good faith, that such Obligor will receive substantial direct and indirect economic and financial benefits from the extensions of credit made under this Agreement, and such extensions of credit are in the best interests of such Obligor, having regard to all relevant facts and circumstances.

Section 7.25 Solvency.

The Borrower and its Subsidiaries individually and on a consolidated basis are not insolvent as such term is used and defined in the Bankruptcy Code.

ARTICLE VIII

Affirmative Covenants

Each of the Obligors covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Obligors hereunder:

Section 8.01 Reporting Requirements.

The Obligors shall deliver, or shall cause to be delivered, to the Administrative Agent with sufficient copies of each for the Lenders:

(a) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower commencing year ending 2009, the audited consolidated and unaudited consolidating statements of income, stockholders’ equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such fiscal year, and the related consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Administrative Agent which opinion shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP, except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a “going concern” or like qualification or exception, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.

(b) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, consolidated and consolidating statements of income, stockholders’ equity, changes in financial position and cash flow of the Borrower and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

(c) Notice of Default, Etc. Promptly after any Obligor knows that any Default, Event of Default, labor dispute, or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower or any Guarantor proposes to take with respect thereto.

(d) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and its Subsidiaries, and a copy of any response by the Borrower or any Subsidiary of the Borrower, or the Board of Directors of the Borrower or any Subsidiary of the Borrower, to such letter or report.

(e) Notices Under Other Loan Agreements. Promptly after the furnishing thereof, copies of any statement, report or notice furnished to any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(f) Other Matters. From time to time such other information regarding the business, affairs or financial condition of any Obligor or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.

(g) Hedging Agreements. As soon as available and in any event within fifteen (15) Business Days after the last day of each fiscal quarter, a report, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of such fiscal quarter a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Obligors and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counter party to each such agreement.

(h) SEC Filings, Etc. Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Borrower with or received by the Borrower in connection therewith from any securities exchange or the SEC or any successor agency.

The Borrower will furnish to the Administrative Agent, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of Exhibit C executed by a Responsible Officer (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 9.12, 9.13, and 9.14 as of the end of the respective fiscal quarter or fiscal year.

Section 8.02 Litigation.

The Obligors shall promptly give to the Administrative Agent notice of (i) all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting any Obligor or any Subsidiary, except proceedings which, if adversely determined, would not reasonably be expected to have a Material Adverse Effect, and (ii) any litigation or proceeding against or adversely affecting any Obligor or any Subsidiary in which the amount claimed exceeds $500,000 and is not covered in full by insurance (subject to normal and customary deductibles and for which the insurer has not assumed the defense), or in which injunctive or similar relief is sought. Each Obligor will, and will cause each of its Subsidiaries to, promptly notify the Administrative Agent and each of the Lenders of any claim, judgment, Lien or other encumbrance affecting any Property of such Obligor or any Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $500,000.

Section 8.03 Maintenance, Etc.

(a) Generally. Each Obligor shall and shall cause each of its Subsidiaries to: preserve and maintain its organization existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all Taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Administrative Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available.

(b) Proof of Insurance. Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Borrower will furnish or cause to be furnished to the Administrative Agent and the Lenders a certificate of insurance coverage from the insurer in form and substance satisfactory to the Administrative Agent listing Administrative Agent as “loss payee” and “additional insured” and, if requested, will furnish the Administrative Agent and the Lenders copies of the applicable policies.

(c) Oil and Gas Properties. Each Obligor will and will cause each of its Subsidiaries to, at its own expense, do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency all of its Oil and Gas Properties and other material Properties including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties and other material Properties will be fully preserved and maintained, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. Each Obligor will and will cause each of its Subsidiaries to promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties, (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, (iii) will and will cause each Subsidiary to do all other things necessary to keep unimpaired, except for Liens described in Section 9.02, its rights with respect to its Oil and Gas Properties and other material Properties and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts and except for Transfers permitted by Section 9.16. Each Obligor will and will cause each of its Subsidiaries to operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

Section 8.04 Environmental Matters.

(a) Establishment of Procedures. The Obligors will and will cause each of their Subsidiaries to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of the Obligors and their Subsidiaries and the operations conducted thereon and other activities of the Obligors and their Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

(b) Notice of Action. The Obligors will promptly notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority of which any Obligor has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

(c) Future Acquisitions. The Obligors will and will cause each of their Subsidiaries to provide environmental audits and tests in accordance with American Society for Testing and Materials standards as reasonably requested by the Administrative Agent and the Lenders (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority) in connection with any future acquisitions of Oil and Gas Properties or other material Properties.

Section 8.05 Further Assurances.

The Obligors will and will cause each of their Subsidiaries to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement. The Obligors at their expense will and will cause each Subsidiary to promptly execute and deliver to the Administrative Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Obligors or any Subsidiary, as the case may be, in any Loan Document, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in any Loan Document, or to state more fully the security obligations set out herein or in any Loan Document, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

Section 8.06 Performance of Obligations.

The Borrower will pay the Notes according to the reading, tenor and effect thereof; and the Obligors will and will cause each of their Subsidiaries to do and perform every act and discharge all of the obligations to be performed and discharged by them under this Agreement and any other Loan Document, at the time or times and in the manner specified.

Section 8.07 Engineering Reports.

(a) Not less than 30 days prior to each Scheduled Borrowing Base Determination Date, commencing with the Scheduled Borrowing Base Determination to occur on or around November 1, 2009, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report. The Reserve Report due not less than 30 days prior to May 1 of each year shall be prepared by certified independent petroleum engineers or other independent petroleum consultant(s) acceptable to the Administrative Agent and the Reserve Report due not less than 30 days prior to November 1 of each year shall be prepared by or under the supervision of the chief engineer of the Obligors and for which a Responsible Officer shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately proceeding May 1 Reserve Report.

(b) In the event of an unscheduled redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Obligors together with the certificate of a Responsible Officer who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report. For any unscheduled redetermination requested by the Lenders or the Borrower pursuant to Section 2.08(c)), the Borrower shall provide such Reserve Report with an “as of” date as required by the Lenders as soon as possible, but in any event no later than 30 days following the receipt of the request by the Administrative Agent.

(c) With the delivery of each Reserve Report, the Borrower shall provide, or cause to be provided, to the Administrative Agent and the Lenders, a certificate from a Responsible Officer certifying that, to the best of his knowledge and in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Guarantors own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.02, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require any Obligor to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of its Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Majority Lenders, (v) attached to the certificate is a list of its Oil and Gas Properties added to and deleted from the immediately prior Reserve Report and a list showing any change in working interest or net revenue interest in its Oil and Gas Properties occurring and the reason for such change, (vi) attached to the certificate is a list of all Persons disbursing proceeds to the Guarantors from their Oil and Gas Properties and (vii) except as set forth on a schedule attached to the certificate all of the Oil and Gas Properties evaluated by such Reserve Report are Mortgaged Property.

Section 8.08 Title Information.

(a) Delivery. On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.07(a), the Obligors will deliver, or cause to be delivered, title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the value of the proved Oil and Gas Properties evaluated by such Reserve Report.

(b) Cure of Title Defects. The Obligors shall cure, or cause to be cured, any title defects or exceptions which are not Excepted Liens raised by such information, or substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens covering Mortgaged Properties of an equivalent value, within 30 days after a request by the Administrative Agent or the Lenders to cure such defects or exceptions.

Section 8.09 Additional Collateral.

(a) Lien on Additional Oil and Gas Properties. In connection with any (i) acquisition of additional Oil and Gas Properties by any Obligor or (ii) redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties to ascertain whether the Mortgaged Properties represent at least 80% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 80% of such total value, then the Borrower shall, and shall cause its Subsidiaries to, grant to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (subject only to Excepted Liens) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 80% of such total value. All such Liens will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance satisfactory to the Administrative Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

(b) Legal Opinions. Promptly after the filing of any new Security Instrument in any state, upon the reasonable request of the Administrative Agent, the Obligors will provide, or cause to be provided, to the Administrative Agent an opinion addressed to the Administrative Agent for the benefit of the Lenders in form and substance satisfactory to the Administrative Agent in its sole discretion from counsel acceptable to Administrative Agent, stating that the Security Instrument is valid, binding and enforceable in accordance with its terms and in legally sufficient form for such jurisdiction.

Section 8.10 ERISA Information and Compliance.

The Obligors will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent with sufficient copies to the Lenders (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Obligors, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGCs intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Obligors will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

ARTICLE IX

Negative Covenants

The Obligors covenant and agree that, so long as any of the Commitments are in effect and until payment in full of Loans hereunder, all interest thereon and all other amounts payable by the Obligors hereunder, without the prior written consent of the Majority Lenders:

Section 9.01 Debt.

(a) None of the Obligors will incur, create, assume or permit to exist any Debt, except:

(i) the Notes and other Indebtedness arising under the Loan Documents;

(ii) Debt of the Borrower disclosed in Schedule 9.01 as of the Closing Date, and any renewals or extensions (but not increases) thereof;

(iii) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

(iv) Debt under capital leases (as required to be reported on the financial statements of the Borrower pursuant to GAAP) not to exceed $2,500,000;

(v) Debt associated with bonds or surety obligations pursuant to Governmental Requirements in connection with the operation of any Obligor’s Oil and Gas Properties; and

(vi) Debt of the Obligors under Hedging Agreements with approved counterparties, each of which shall be a Lender, covering oil and gas production of the Obligors or their Subsidiaries; provided, however, that such Hedging Agreements shall not in the aggregate cover more than eighty-five percent (85%) of forecasted production from total proved reserves for five years, not to exceed 100% of forecasted production from proved, developed, producing reserves of the Obligors for each individual period covered by such Hedging Agreements.

(vii) Debt of the Obligors under interest rate Hedging Agreements with approved counterparties; provided, however, that such Hedging Agreements shall not exceed seventy-five (75%) of the amount of Loans outstanding under this Agreement.

(b) The Obligors will not permit any Unrestricted Subsidiary to incur, create, assume, or permit to exist any Recourse Debt, except to the extent that such Recourse Debt is limited to Trade Payables.

Section 9.02 Liens.

None of the Obligors nor any Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a) Liens securing the payment of any Indebtedness;

(b) Excepted Liens;

(c) Liens securing leases allowed under Section 9.01(a)(iv), but only on the Property under such permitted lease;

(d) Liens disclosed on Schedule 9.02;

(e) Liens on cash or securities of the Borrower securing the Debt described in Section 9.01(a)(v); and

(f) Liens on cash collateral accounts maintained in connection with Section 2.02(g).

Section 9.03 Investments, Loans and Advances.

None of the Obligors nor any Subsidiary will make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

(a) investments, loans or advances reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.03;

(b) accounts receivable arising in the ordinary course of business;

(c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

(d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by Standard & Poor’s Corporation or Moody’s Investors Service, Inc.;

(e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such Lender’s or bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poor’s Corporation or Moody’s Investors Service, Inc., respectively;

(f) deposits in money market funds investing exclusively in investments described in Section 9.03(c), 9.03(d) or 9.03(e);

(g) investments, loans or advances in or to any Guarantor;

(h) investments by the Borrower or any Guarantor in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto; and

(i) investments by the Borrower or any Guarantor in Unrestricted Subsidiaries engaged exclusively in oil and gas exploration, development, production, processing and related activities in an aggregate amount not to exceed $10,000,000.00.

Section 9.04 Dividends, Distributions and Redemptions.

None of the Obligors nor any Subsidiary will declare or pay any distribution, dividend, purchase, redeem or otherwise acquire for value any of its stock, membership or partnership equity now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders, members or partners (“Distributions”); provided, however; so long as an Event of Default has not occurred and is continuing or would occur as a result of such Distribution, the Borrower may make (a) payments of reasonable amounts of regularly scheduled salary and other compensation to such stockholders, members or partners, as applicable, to the extent such Person is employed by the Borrower, and (b) distributions from the Guarantors to Borrower within thirty (30) days prior to the date any tax payment is due in an amount equal to cash payments due under the United States federal income taxes or the income taxes or franchise taxes of any state of the United States payable by such Person in respect to items of income, loss, credit or deduction of any such Obligor attributable to such Person for such period.

Section 9.05 Sales and Leasebacks.

None of the Obligors nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby any Obligor or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby such Obligor or Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which such Obligor or Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

Section 9.06 Nature of Business.

None of the Obligors nor any Subsidiary will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.

Section 9.07 Limitation on Leases.

None of the Obligors nor any Subsidiary will create, incur, assume or permit to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal, including capital leases, but excluding leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by the Obligors and their Subsidiaries pursuant to all such leases or lease agreements to exceed $1,000,000 in any period of twelve consecutive calendar months during the life of such leases.

Section 9.08 Mergers, Etc.

None of the Obligors will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person.

Section 9.09 Proceeds of Notes and Letters of Credit.

The Borrower will not permit the proceeds of the Notes or Letters of Credit to be used for any purpose other than those permitted by Section 7.07. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

Section 9.10 ERISA Compliance.

The Obligors will not at any time:

(a) Engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which any Obligor, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (1) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

(b) Terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to any Obligor, any Subsidiary or any ERISA Affiliate to the PBGC;

(c) Fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, any Obligor, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;

(d) Permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

(e) Permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by any Obligor, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the cur-rent value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA;

(f) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

(g) Acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to any Obligor, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

(h) Incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

(i) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(l) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

(j) Amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that any Obligor, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401 (a)(29) of the Code.

Section 9.11 Sale or Discount of Receivables.

None of the Obligors nor any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

Section 9.12 Current Ratio.

The Obligors will not permit the ratio of (a) current assets (including any unused amount under the lesser of (i) the Borrowing Base or (ii) the Aggregate Revolving Credit Commitments, but excluding assets under Hedging Agreements) to (b) current liabilities (excluding current maturities of the Notes, liability under Hedging Agreements and advanced payments received by Borrower for the drilling and completion of oil and gas wells which are classified as current liabilities) for the Obligors to be less than 1.0 to 1.0 at any time.

Section 9.13 Funded Debt to EBITDAX.

The Obligors will not permit the ratio of Funded Debt to EBITDAX of the Obligors as of the end of any fiscal quarter of the Obligors beginning September 30, 2009 (calculated on a consolidated basis based upon the four most recently completed fiscal quarters) to be greater than 4.00 to 1.00.

Section 9.14 Interest Coverage Ratio.

The Obligors will not permit the Interest Coverage Ratio of the Obligors as of the end of any fiscal quarter of the Obligors beginning September 30, 2009 (calculated on a consolidated basis based upon the four most recently completed fiscal quarters) to be less than 3.00 to 1.00.

Section 9.15 Sale of Oil and Gas Properties.

The Obligors will not, and will not permit any Subsidiary to Transfer any Oil and Gas Property or any interest in any Oil and Gas Property in excess of $10,000,000 in the aggregate of cash or cash equivalent sales during each Borrowing Base Period; provided, that, (i) fair market value is received as consideration for the sale, as determined by the Administrative Agent and (ii) no Default exists or would result therefrom.

Section 9.16 Environmental Matters.

None of the Obligors nor any Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

Section 9.17 Transactions with Affiliates.

None of the Obligors nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

Section 9.18 Subsidiaries.

The Borrower shall not, and shall not permit any Subsidiary to (i) create any additional Subsidiaries, except to the extent such additional Subsidiaries become Guarantors, (ii) create any Unrestricted Subsidiaries, except to the extent (A) the ownership interest of Borrower or any Subsidiary in such Unrestricted Subsidiaries is pledged, (B) such Unrestricted Subsidiary does not incur, create, assume, or permit to exist any Recourse Debt, except to the extent that such Recourse Debt is limited to Trade Payables, (C) neither the Borrower nor any of its Subsidiaries provides any credit support for any obligation (contingent or otherwise) of such Unrestricted Subsidiary, except to the extent that such credit support is limited to obligations associated with Trade Payables, (D) neither the Borrower nor any Subsidiary has any direct or indirect obligation to maintain or preserve the financial condition of such Unrestricted Subsidiary or cause such Unrestricted Subsidiary to achieve any specified level of operating results, and (E) such Unrestricted Subsidiary does not own any equity interest in the Borrower or any of its Subsidiaries or hold any obligation of, or Lien on the property of, Borrower or any of its Subsidiaries, and (iii) re-designate any Subsidiary as an Unrestricted Subsidiary. The Borrower shall not and shall not permit any Subsidiary to sell or to issue any stock or ownership interest of a Subsidiary, except to the Borrower or any Guarantor and except in compliance with Section 9.03.

Section 9.19 Negative Pledge Agreements.

None of the Obligors nor any of their Subsidiaries will create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property or restricts any Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

Section 9.20 Gas Imbalances, Take-or-Pay or Other Prepayments.

The Obligors will not allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Obligors which would require the Obligors to deliver in the aggregate five percent (5%) or more of their Hydrocarbons produced on a monthly basis from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

Section 9.21 Accounting Changes.

Borrower shall not and shall not permit any Subsidiary to make any significant change in accounting treatment or reporting practices except as required by GAAP, or change the fiscal year of the Borrower or any Subsidiary.

Section 9.22 Constituent Documents.

The Borrower will not, and will not permit any Subsidiary to, amend its charter or by-laws or other constituent documents in any manner that would adversely and materially affect the rights of the Lenders under this Agreement or their ability to enforce the same. The Borrower will notify the Administrative Agent of any amendment to the charter, by-laws, or other constituent documents in any manner of any Unrestricted Subsidiary.

Section 9.23 Restructuring of Hedging Agreements.

In addition to the limitations on Hedging Agreements set forth in Section 9.01(vi), the Borrower shall not, and shall not permit any Subsidiary to terminate, restructure, modify, or otherwise affect any Hedging Agreement (in each case, a “Hedging Agreement Restructuring”) covering oil and gas production that was in effect at the time of the most recent Borrowing Base determination where the net marked to market economic effect of such Hedging Agreement Restructuring on the date thereof is negative, unless (i) the net marked to market economic effect of such Hedging Agreement Restructuring on the date thereof, when combined with the net marked to market economic effect of all other Hedging Agreement Restructurings consummated during a Borrowing Base Period is less than or equal to 5% of the Borrowing Base then in effect, or (ii) if the net marked to market economic effect of such Hedging Agreement Restructuring on the date thereof, when combined with the net marked to market economic effect of all other Hedging Agreement Restructurings consummated during a Borrowing Base Period, is greater than 5% of the Borrowing Base then in effect, an immediate Special Borrowing Base Determination shall occur.

ARTICLE X

Events of Default; Remedies

Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a) the Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or any reimbursement obligation for a disbursement made under any Letter of Credit, or any fees or other amount payable by it hereunder or under any Security Instrument; or

(b) any Obligor or any Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $500,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

(c) any representation, warranty or certification made or deemed made herein or in any Loan Document by any Obligor or any Subsidiary, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or any Security Instrument, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

(d) any Obligor shall default in the performance of any of its obligations under Article IX or any other Article of this Agreement other than under Article VIII; or any Obligor shall default in the performance of any of its obligations under Article VIII or under any Loan Document to which it is a party (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent), or (ii) the Borrower otherwise becoming aware of such default; or

(e) any Obligor shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

(f) any Obligor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

(g) a proceeding or case shall be commenced, without the application or consent of any Obligor, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Obligor of all or any substantial part of its assets, or (iii) similar relief in respect of such Obligor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against any Obligor shall be entered in an involuntary case under the Federal Bankruptcy Code; or

(h) a judgment or judgments for the payment of money in excess of $1,000,000.00 in the aggregate shall be rendered by a court against any Obligor and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and such Obligor shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(i) the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or, with respect to the Security Instruments, cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or any Obligor shall so state in writing; or

(j) an event having a Material Adverse Effect shall occur; or

(k) a Change of Control occurs; or

(l) any Obligor conceals any of its Property with the intent to hinder, delay or defraud any Lender, the Issuing Bank, or the Administrative Agent with respect to their rights in the Mortgaged Property or any other Property of the Obligors; or

(m) either (i) Frank A. Lodzinski shall cease or fail for any reason to serve and function in his current capacity as President and Chief Executive Officer of Borrower and such officer shall not be succeeded in such position by a Person acceptable to Administrative Agent.

Section 10.02 Remedies.

(a) In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (1) to the extent it relates to clauses (e), (f) or (g), the Administrative Agent, upon request of the Majority Lenders, shall, by notice to the Borrower, cancel the Commitments (in whole or part) and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

(b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01 or in clause (1) to the extent it relates to clauses (e), (f) or (g), the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

(c) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second to accrued interest on the Notes; third to fees; fourth pro rata to principal outstanding on the Notes and other Indebtedness; fifth to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

ARTICLE XI

The Administrative Agent

Section 11.01 Appointment and Authority.

Each of the Lenders and the Issuing Bank hereby irrevocably appoints Wachovia Bank, National Association to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and neither the Borrower nor any other Obligor shall have rights as a third party beneficiary of any of such provisions.

Section 11.02 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 11.03 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.04 and 10.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Bank.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 11.04 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 11.05 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06 Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States; provided, however, that upon any resignation by Wachovia Bank, National Association (“Wachovia”) as Administrative Agent, at its election and in its sole discretion, Wachovia shall have the right to appoint any of its Affiliates as successor Administrative Agent. If no such successor shall have been so appointed by Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as Majority Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Wachovia Bank, National Association as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (b) the retiring Issuing Bank shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

Section 11.07 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 11.08 No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder.

ARTICLE XII

Miscellaneous

Section 12.01 Waiver.

No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 12.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or receipted overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Administrative Agent, or the Issuing Bank, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 12.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Each of party hereto may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.

Section 12.03 Payment of Expenses, Indemnities, Damage Waiver.

(a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Bank (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Bank), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the Issuing Bank, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Obligor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Obligor, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Obligor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Obligor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Bank or such Related Party, as the case may be, such Lender’s Commitment (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Bank in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.05.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

Section 12.04 Amendments, Etc.

Any provision of this Agreement or any other Loan Document may be amended, modified or waived with the Obligors’ and the Majority Lenders’ prior written consent; provided that (i) no amendment, modification or waiver which extends the final maturity of the Loans, increases the Aggregate Maximum Revolving Credit Amounts, increases the Borrowing Base, forgives the principal amount of any Indebtedness outstanding under this Agreement, releases any guarantor of the Indebtedness, or releases Security Instruments which in the aggregate cover all or substantially all of the Oil and Gas Properties, reduces the percentage set forth in Section 8.09(a) to less than 80%, reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, affects Section 2.03 (a), Sections 4.02 or 4.05 in a manner that would alter the pro rata sharing of payments required thereby, this Section 12.04 or modifies the definition of “Majority Lenders” shall be effective without consent of all Lenders; (ii) no amendment, modification or waiver which increases the Maximum Revolving Credit Amount of any Lender shall be effective without the consent of such Lender; and (iii) no amendment, modification or waiver which modifies the rights, duties or obligations of the Administrative Agent shall be effective without the consent of the Administrative Agent. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

If a Lender does not consent to a proposed amendment, consent, waiver or release with respect to a Loan Document that requires the consent of each Lender, if such amendment, consent, waiver or release has been approved by the Majority Lenders, Borrower may replace such non-consenting Lender pursuant to Section 5.06; provided that such amendment, consent, waiver or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by Borrower to be made pursuant to this paragraph).

Section 12.05 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Obligors may assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C) the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500.00; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.06, 5.01, 5.05, and 12.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Exposure owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Exposure owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the Issuing Bank shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 12.04 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.06, 5.01 and 5.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.05(a) as though it were a Lender, provided such Participant agrees to be subject to Section 4.05(b) as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 4.06 or 5.01 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.06 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.06 as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 12.06 [Reserved].

Section 12.07 Invalidity.

In the event that any one or more of the provisions contained in any of the Loan Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any other Loan Document.

Section 12.08 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 12.09 References, Use of Word “Including”.

The words “herein,” “hereof,” “hereunder” and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section or Article shall be deemed to refer to the applicable Section or Article of this Agreement unless otherwise stated herein. Any reference herein to an exhibit, schedule, or other attachment shall be deemed to refer to the applicable exhibit, schedule, or other attachment attached hereto unless otherwise stated herein. The words “including,” “includes” and words of similar import mean “including, without limitation.”

Section 12.10 Survival.

The obligations of the parties under Section 4.06, Article V, and Sections 11.05 and 12.03 shall survive the repayment of the Loans and the termination of the Commitments. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Obligors shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.11 Captions.

Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 12.12 No Oral Agreements.

The loan documents embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof. The loan documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 12.13 Governing law, Submission to Jurisdiction.

(a) This agreement and the notes shall be governed by, and construed in accordance with, the laws of the state of Texas except to the extent that United States federal law permits any lender to charge interest at the rate allowed by the laws of the state where such lender is located. Ch. 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not apply to this agreement or the notes.

(b) Any legal action or proceeding with respect to the loan documents shall be brought in the courts of the state of Texas or of the United States of America for the Southern District of Texas, and, by execution and delivery of this Agreement, the Borrower and each Guarantor hereby accepts for itself and (to the extent permitted by law) in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower and each Guarantor hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. This submission to jurisdiction is non-exclusive and does not preclude the Administrative Agent or any Lender from obtaining jurisdiction over the Borrower or any Guarantor in any court otherwise having jurisdiction.

(c) The Borrower and each Guarantor hereby irrevocably designates CT Corporation, 350 N. St. Paul Street, Dallas, Texas 75201, as the designee, appointee and administrative agent of the Borrower and each Guarantor to receive, for and on behalf of the Borrower and each Guarantor, service of process in such respective jurisdictions in any legal action or proceeding with respect to the Loan Documents. It is understood that a copy of such process served on such administrative agent will be promptly forwarded by overnight courier to the Borrower and the relevant Guarantor at their addresses set forth under its signature below, but the failure of the Borrower or such Guarantor to receive such copy shall not affect in any way the service of such process. The Borrower and each Guarantor further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower and any Guarantor at its said address, such service to become effective thirty (30) days after such mailing.

(d) Nothing herein shall affect the right of the Administrative Agent or any Lender or any holder of a note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower or any Guarantor in any other jurisdiction.

(e) The Borrower, each Guarantor and each Lender hereby (i) irrevocably and unconditionally waive, to the fullest extent permitted by law, trial by jury in any legal action or proceeding relating to this Agreement or any Security Instrument and for any counterclaim therein; (ii) irrevocably waive, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages; (iii) certify that no party hereto nor any representative of administrative agent or counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (iv) acknowledge that it has been induced to enter into this Agreement, the Security Instruments and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this Section 12.13.

Section 12.14 Interest.

It is the intention of the parties hereto to conform strictly to Applicable Usury Laws regarding the use, forbearance or detention of the indebtedness evidenced by this Agreement, the Notes and the other Loan Documents, whether such laws are now or hereafter in effect, including the laws of the United States or any other jurisdiction whose laws are applicable, and including any subsequent revisions to or judicial interpretations of those laws, in each case to the extent they are applicable to this Agreement, the Notes and the other Loan Documents (the “Applicable Usury Laws”). Accordingly, if any acceleration of the maturity of the Notes or any payment by Borrower or any other Person produces a rate in excess of the Highest Lawful Rate or otherwise results in Borrower or such other Person being deemed to have paid any interest in excess of the Maximum Amount, as hereinafter defined, or if any Lender shall for any reason receive any unearned interest in violation of any Applicable Usury Laws, or if any transaction contemplated hereby would otherwise be usurious under any Applicable Usury Laws, then, in that event, regardless of any provision contained in this Agreement or any other Loan Document or other agreement or instrument executed or delivered in connection herewith, the provisions of this Section 12.14 shall govern and control, and neither Borrower nor any other Person shall be obligated to pay, or apply in any manner to, any amount that would be excessive interest. No Lender shall ever be deemed to have contracted for or be entitled to receive, collect, charge, reserve or apply as interest on any Loan (whether termed interest therein or deemed to be interest by judicial determination or operation of law), any amount in excess of the Highest Lawful Rate, and, in the event that such Lender ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied as a partial prepayment of principal and treated hereunder as such, and, if the principal amount of the applicable Loans are paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest contracted for, received, collected, charged reserved, paid or payable, including under any specific contingency, exceeds the Highest Lawful Rate, Borrower and each Lender shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (b) exclude voluntary pre-payments and the effect thereof, and (c) amortize and spread the total amount of interest throughout the entire stated term of the Loans so that the interest rate is uniform throughout such term; provided that if the Loans are paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, if any, then the Lenders shall refund to Borrower the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all Loans made by Lender. As used herein, the term “Maximum Amount” means the maximum nonusurious amount of interest which may be lawfully contracted for, reserved, charged, collected or received by Lender in connection with the indebtedness evidenced by this Agreement, the Notes and other Loan Documents under all Applicable Usury Laws. Texas Finance Code, Chapter 346, which regulates certain revolving loan accounts and revolving tri-party accounts, shall not apply to any revolving loan accounts created under, or apply in any manner to, the Note, this Agreement or the other Loan Documents.

Section 12.15 Confidentiality.

Each of the Administrative Agent, the Lenders and the Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the Issuing Bank acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

Section 12.16 Disposition of Proceeds.

Certain of the Security Instruments contain an assignment by the Obligors unto and in favor of the Administrative Agent for the benefit of the Lenders of all production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property, and such Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, so long as no Default exists, the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Lenders, but the Lenders will instead permit such proceeds to be paid to the Obligors.

Section 12.17 USA Patriot Act Notice.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Obligors that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

Section 12.18 True-Up Loans.

Upon the effectiveness of this Agreement, each Lender who holds Loans in an aggregate amount less than its Percentage Share (after giving effect to this amendment and restatement) of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Percentage Share of all Loans, and (b) such other adjustments shall be made as the Administrative Agent shall specify. so that each Lender’s Maximum Revolving Credit Amount equals its Percentage Share (after giving effect to this amendment and restatement) of the Aggregate Maximum Revolving Credit Amounts.

Section 12.19 Collateral Matters; Hedging Agreements.

The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to those Lenders or their Affiliates which are counterparties to any Hedging Agreement with the Borrower or any of its Subsidiaries on a pro rata basis in respect of any obligations of the Borrower or any of its Subsidiaries which arise under any such Hedging Agreement while such Person or its Affiliate is a Lender, but only while such Person or its Affiliate is a Lender, including any Hedging Agreements between such Persons in existence prior to the date hereof. No Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Hedging Agreements.

Section 12.20 Restatement; Existing Credit Agreement.

The parties hereto agree that this Agreement amends and restates (but does not extinguish) the Existing Credit Agreement in its entirety.

[SIGNATURES BEGIN ON NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	GEORESOURCES, INC.,
a Colorado corporation

	By:	/s/ Howard E. Ehler
Howard E. Ehler
Vice President and Chief Financial Officer

Signature Page to Credit Agreement

GUARANTORS’ CONSENT AND AGREEMENT

As an inducement to Administrative Agent and Lenders to execute, and in consideration of Administrative Agent’s and Lenders’ execution of the foregoing, the undersigned hereby consent thereto and agree that the same shall in no way release, diminish, impair, reduce or otherwise adversely affect the respective obligations and liabilities of each of the undersigned under each Guaranty Agreement described in this Agreement, or any agreements, documents or instruments executed by any of the undersigned to create liens, security interests or charges to secure any of the indebtedness under the Loan Documents, all of which obligations and liabilities are, and shall continue to be, in full force and effect. This consent and agreement shall be binding upon the undersigned, and the respective successors and assigns of each, and shall inure to the benefit of Administrative Agent and Lenders, and respective successors and assigns of each.

GUARANTORS:		AROC (TEXAS), INC., a Texas corporation
SOUTHERN BAY ENERGY, L.L.C., a Texas limited liability company
SOUTHERN BAY OPERATING, L.L.C., a Texas limited liability company
SOUTHERN BAY LOUISIANA, L.L.C., a Texas limited liability company
CATENA OIL & GAS, LLC, a Texas limited liability company
G3 ENERGY, LLC, a Colorado limited liability company
G3 OPERATING, LLC, a Colorado limited liability company
WESTERN STAR DRILLING COMPANY, a North Dakota corporation

	By:	/s/ Howard E. Ehler
Howard E. Ehler
Vice President and Secretary

Signature Page to Credit Agreement

LENDER AND ADMINISTRATIVE AGENT:	WACHOVIA BANK, NATIONAL
ASSOCIATION,
Individually and Administrative Agent

	By:	/s/ Kevin J. Scotto
Kevin Scotto
Vice President

Signature Page to Credit Agreement

LENDERS:	COMERICA BANK

	By:	/s/ Greg Smith
		Name:	Greg Smith
		Title:	Senior Vice President

Signature Page to Credit Agreement

COMPASS BANK

By:	/s/ Dorothy Marchand
	Name:	Dorothy Marchand
	Title:	Senior Vice President

Signature Page to Credit Agreement

U.S. BANK, NATIONAL ASSOCIATION

By:	/s/ Justin M. Alexander
	Name:	Justin M. Alexander
	Title:	Vice President

Signature Page to Credit Agreement

THE FROST NATIONAL BANK

By:	/s/ Lane Dodds
	Name:	Lane Dodds
	Title:	Assistant Vice President

Signature Page to Credit Agreement

BANK OF TEXAS, N.A.

By:	/s/ Martin W. Wilson
	Name:	Martin W. Wilson
	Title:	Senior Vice President

Signature Page to Credit Agreement

NATIXIS

By:	/s/ Donovan C. Broussard
	Name:	Donovan C. Broussard
	Title:	Managing Director

By:	/s/ Liana Tchernysheva
	Name:	Liana Tchernysheva
	Title:	Director

Signature Page to Credit Agreement

ANNEX I

LIST OF PERCENTAGE SHARES, MAXIMUM REVOLVING CREDIT AMOUNTS

Name of Lender	Percentage Share	Maximum Revolving Credit Amount
Wachovia Bank, National Association	18.518519%	$46,296,296.30
Comerica Bank	17.037037%	$42,592,592.59
Compass Bank	17.037037%	$42,592,592.59
U.S. Bank, National Association	14.814815%	$37,037,037.04
The Frost National Bank	14.814815%	$37,037,037.04
Bank of Texas	8.888889%	$22,222,222.22
Natixis	8.888889%	$22,222,222.22

Annex I

EXHIBIT A

FORM OF NOTE

July , 2009

FOR VALUE RECEIVED, GEORESOURCES, INC., a Colorado corporation (the “Borrower”) hereby promises to pay to the order of                              (the “Lender”), at the Principal Office of WACHOVIA BANK, NATIONAL ASSOCIATION (the “Administrative Agent”), at                             , the principal sum of                              Dollars ($            ) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedules attached hereto or any continuation thereof.

This Note is one of the Notes referred to in the Second Amended and Restated Credit Agreement dated as of July     , 2009 among the Borrower, the Lenders which are or become parties thereto (including the Lender) and the Administrative Agent (as the same may be amended or supplemented from time to time, the “Credit Agreement”), and evidences Loans made by the Lender thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

This Note is given in renewal of, and in full substitution and replacement for, the note dated [     ], in the original principal amount of $[     ], made by the Borrower and payable to the order of Lender.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

GEORESOURCES, INC.,
a Colorado corporation

By:

Name:
Title:

EXHIBIT B

FORM OF BORROWING, CONTINUATION AND CONVERSION REQUEST

                    , 200

GEORESOURCES, INC., a Colorado corporation (the “Borrower”), pursuant to the Second Amended and Restated Credit Agreement dated as of July     , 2009 among the Borrower, certain subsidiaries of the Borrower, Wachovia Bank, National Association as Administrative Agent for the lenders (the “Lenders”) which are or become parties thereto, and such Lenders (together with all amendments or supplements thereto, the “Credit Agreement”), hereby makes the requests indicated below (unless otherwise defined herein, capitalized terms are defined in the Credit Agreement):

☐	1. Loans:

(a)	Aggregate amount of new Loans to be $ ;

(b)	Requested funding date is , 200 ;

(c)	$ of such borrowings are to be LIBOR Loans;

$ of such borrowings are to be Base Rate Loans; and

(d)	Length of Interest Period for LIBOR Loans is:

__________________________________.

☐	2. LIBOR Loan Continuation for LIBOR Loans maturing on :

(a)	Aggregate amount to be continued as LIBOR Loans is $ ;

(b)	Aggregate amount to be converted to Base Rate Loans is $ ;

(c)	Length of Interest Period for continued LIBOR Loans is .

3.	Conversion of Outstanding Base Rate Loans to LIBOR Loans:

Convert $ of the outstanding Base Rate Loans to LIBOR Loans on with an Interest Period of .

☐	4. Conversion of outstanding LIBOR Loans to Base Rate Loans:

Convert $                     of the outstanding LIBOR Loans with Interest Period maturing on ,                     200    , to Base Rate Loans.

The undersigned certifies that he/she is the [            ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation or conversion under the terms and conditions of the Credit Agreement.

GEORESOURCES, INC.,
a Colorado corporation

By:

Name:
Title:

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he is the                      of GEORESOURCES, INC., a Colorado corporation (the “Borrower”) and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the Second Amended and Restated Credit Agreement dated as of July     , 2009 among the Borrower, Wachovia Bank, National Association, as Administrative Agent for the lenders (the “Lenders”) which are or become a party thereto, and such Lenders (together with all amendments or supplements thereto being the “Credit Agreement”), the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

(a) The representations and warranties of the Obligors contained in Article VII of the Credit Agreement and in the Security Instruments and otherwise made in writing by or on behalf of the Obligors pursuant to the Credit Agreement and the Security Instruments were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except as such representations and warranties are modified to give effect to the transactions expressly permitted by the Credit Agreement.

(b) The Obligors have performed and complied with all agreements and conditions contained in the Credit Agreement and in the Security Instruments required to be performed or complied with by it prior to or at the time of delivery hereof

(c) None of the Obligors nor any Subsidiary has incurred any material liabilities, direct or contingent, since                     , except those set forth in Schedule 9.01 to the Credit Agreement and except those allowed by the terms of the Credit Agreement or consented to by the Lenders in writing.

(d) None of the Unrestricted Subsidiaries has incurred, created, assumed, or permitted to exist any Recourse Debt, except to the extent that such Recourse Debt is limited to Trade Payables.

(e) Since                     , no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Obligors or any Subsidiary which would have a Material Adverse Effect.

(f) There exists, and, after giving effect to the loan or loans with respect to which this certificate is being delivered, will exist, no Default under the Credit Agreement or any event or circumstance which constitutes, or with notice or lapse of time (or both) would constitute, an event of default under any loan or credit agreement, indenture, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Debt of the Obligors or any Subsidiary, or under any material agreement or instrument to which any Obligor or any Subsidiary is a party or by which any Obligor or any Subsidiary is bound.

(g) The financial statements furnished to the Administrative Agent with this certificate fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, the [fiscal quarter] [fiscal year] ending                      and such financial statements have been approved in accordance with the accounting procedures specified in the Credit Agreement.

1

(h) Attached hereto are the detailed computations necessary to determine whether the Borrower and its Consolidated Subsidiaries are in compliance with Sections 9.12, 9.13 and 9.14 of the Credit Agreement as of the end of the [fiscal quarter] [fiscal year] ending                     .

EXECUTED AND DELIVERED this                      day of 200    .

GEORESOURCES, INC.,
a Colorado corporation

By:

Name:
Title:

[Other Obligor Signature Blocks]

2

EXHIBIT D

SECURITY INSTRUMENTS

1.	Guaranty Agreement executed by Western Star Drilling Company.

2.	Security Agreement executed by Western Star Drilling Company.

3.	Supplement and Amendment to Mortgage-Collateral Real Estate Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement executed by Catena Oil & Gas, LLC, filed in the applicable counties in Texas.

4.	Supplement and Amendment to Mortgage-Collateral Real Estate Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement executed by G3 Energy, LLC, filed in the applicable counties in Montana.

5.	Supplement and Amendment to Mortgage-Collateral Real Estate Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement executed by G3 Energy, LLC, filed in the applicable counties in North Dakota.

6.	Second Amendment to Mortgage-Collateral Real Estate Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement executed by G3 Energy, LLC, filed in the applicable counties in Colorado.

7.	Second Amendment to Mortgage-Collateral Real Estate Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement executed by G3 Energy, LLC, filed in the applicable counties in Montana.

8.	Second Amendment to Mortgage-Collateral Real Estate Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement executed by G3 Energy, LLC, filed in the applicable counties in North Dakota.

9.	Mortgage, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement executed by Southern Bay Energy, LLC, filed in the applicable counties in New Mexico.

10.	Second Amendment to Mortgage-Collateral Real Estate Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement executed by Southern Bay Energy, LLC, filed in the applicable counties in Texas.

11.	Second Amendment to Act of Mortgage, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement executed by Southern Bay Energy, LLC, filed in the applicable counties in Louisiana.

12.	Second Amendment to Act of Mortgage, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement executed by Southern Bay Louisiana, LLC, filed in the applicable counties in Louisiana.

13.	UCC-1 and UCC-3 Financing Statements relating to items 2-12 above, as applicable.

1

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Second Amended and Restated Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower(s):	GEORESOURCES, INC.,

4.	Administrative Agent: Wachovia Bank, National Association, as the administrative agent under the Credit Agreement

1

5.	Credit Agreement: Second Amended and Restated Credit Agreement, dated as of [ ], among GEORESOURCES, INC., the Lenders from time to time party thereto, and Wachovia Bank, National Association, as Administrative Agent and Issuing Bank.

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans	CUSIP Number
		—	$—	$—	—%
		—	$—	$—	—%
		—	$—	$—	—%

[7.	Trade Date: ]

Effective Date:                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

Wachovia Bank, National Association, as
Administrative Agent

By:
Title:

By:
Title:

2

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

[                                ]

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 12.05(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 12.05(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section          thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.

4

EXHIBIT F

INITIAL RESERVE REPORT

Available upon request

SCHEDULE 7.02

LIABILITIES

None.

Schedule 7.02

SCHEDULE 7.03

LITIGATION

1. Paul Boudreaux & Erin Boudreaux vs. Exxon Mobil Corporation, Et Al/Case No. 87998-F (December 21, 2007) – 15th Judicial District Court – Parish of Vermilion, Louisiana/St. Martin Field/St. Martin Parish, Louisiana/(Southern Bay Oil & Gas, L.P., Southern Bay Energy, LLC & Southern Bay Operating, LLC): This is an insurance matter. The matter concerns a claim by Mr. Boudreaux that he contracted cancer through inhalation and dermal absorption of products containing Benzene. Mr. Boudreaux apparently worked as a crude oil transporter from 1986 – 2006. He claims that Southern Bay’s involvement was during a period of time that he worked for GulfMark who was a crude oil transporter in St. Martinville Field. No specific amount of damages has been specified in the suit.

2. Burley Joseph Hebert, Jr. vs. WLE, Inc., Et Al/Case No. 112139-H (May 27, 2008) – 16th Judicial District Court – Parish of Iberia, Louisiana/Fausse Pointe Field (Sold)/Iberia & St. Martin Parish, Louisiana (Southern Bay Operating, LLC, AROC (Texas), Inc & Source Petroleum, Inc.): This is an insurance matter. The matter concerns an injury claim by Mr. Hebert which he allegedly sustained when his open motor boat struck a cluster of three (3) pilings in Fausse Pointe Field. The suit was filed after we sold the field to WLE. Mr. Hebert apparently was employed by WLE at the time of the accident. WLE advised us that they were aware of the 2007 accident but did not anticipate that Mr. Hebert would be filing a suit. No specific amount of damages has been specified in the suit.

3. Toledo Gas Gathering, LLC vs. Chinn Exploration Company, Et Al/Cause No. 2008-183-B (December 10, 2008) – 124th Judicial District Court – Gregg County, Texas/Grissom Field Wells/Gregg County, Texas (Southern Bay Operating, LLC): The Plaintiff is asserting that Chinn/Southern Bay have materially breached a 1977 Assignment that provided for a back-in after payout working interest (1/12) in the field. The Plaintiff claims that payout has occurred. Southern Bay’s predecessors in title gave a term assignment to Chinn for the lands in question back in 2002. No specific amount of damages has been specified in the suit.

4. Chevron USA, Inc. vs. Energen Resources Corporation/Case No. 3:08-CV-0076 – United States District Court, Middle District, Louisiana/Bayou Choctaw Field (Sold)/Iberville Parish, Louisiana (Southern Bay Energy, LLC): This is a legacy contamination lawsuit matter. Latex Petroleum Corporation was originally dismissed from the suit due to its pending bankruptcy. When the original landowners prevailed in their suit against Chevron, et al, Chevron filed suit against Energen to secure some of the awarded judgment. Chevron’s claim against Energen was derived from the fact that Energen acquired Total Minatome many years back. Total Minatome assigned all of its right, title and interest in the field to Latex who subsequently sold its interest in the field in 1996. Energen is attempting to claim that Southern Bay is successor in interest to Latex in this field thru merger which is false. Depositions have been given by Southern Bay. No specific amount of damages has been specified in the suit.

Schedule 7.03

5. Southern Bay Energy, LLC vs. ERG Resources, LLC/Cause No. 2009-23106 (April 14, 2009) – 281st Judicial District Court of Harris County, Texas/Port Neches Field (Sold)/Orange County, Texas: AROC Oil & Gas, LLC and AROC Energy, LP assigned all of its right, title and interest in Port Neches Field to ERG Resources, LLC effective April 1, 2008. Pursuant to the terms of the PSA ERG was supposed to post a plugging bond with Chevron. They never did and have continued to dodge this requirement since the sale closed on May 30, 2008. Southern Bay has now sued them for specific performance of posting the bond with Chevron, collection of the bond premium we had to pay in September of 2008 ($42,810.00), attorney’s fees and the amount called for under the final settlement statement ($44,455.86) which they have never paid.

6. Setex Oil Company, L.P. vs. Pat Pounds, Et Al/Cause No. 11621 (Appeal January/2007) – 239th Judicial District Court – Brazoria County, Texas/Nellie Lewellyn Lease (Sold)/Manvel Field/Brazoria County, TX (AROC (Texas), Inc.): This suit is essentially a dispute regarding the mineral ownership of the property. Ms. Pounds, who bought the tract at a Sheriff’s Sale in 1998, thought she was buying both the surface and the minerals. The Lewellyn Heirs agree that they did not pay the taxes on the surface but had paid the taxes as to the minerals. Ms. Pounds dragged Setex and AROC into the matter because of some revenue payment issues and problems regarding surface operations. All of the revenue and surface matters were resolved in 2001. Ms. Pounds will not release AROC from the suit until the mineral ownership claim is settled between her and the Lewellyn Heirs. In 2004 we sold the Nellie Lewellyn Lease at the Clearinghouse auction but retained responsibility for the suit. In January 2007 the court found in favor of the Lewellyn Heirs. Ms. Pounds then turned right around and filed an appeal which dragged us back into the matter. The appeal is still pending. There should be “zero dollar” exposure to us as to any settlement. No specific amount of damages has been specified in the appeal.

7. Otis Dale Gardner vs. Moncla Well Service, Inc., Et Al/Case No. 2005-4381 (August 23, 2005) – 15th Judicial District Court – Parish of Lafayette/Fausse Pointe Field (Sold)/Iberia & St. Martin Parish, Louisiana (AROC, Inc., AROC Resources, LLC, AROC Energy, L.P. & AROC (Texas), Inc.): This is an insurance matter. The matter concerns an injury claim by Mr. Gardner which he allegedly sustained while employed with Moncla. Mr. Gardner was injured in a crane accident that occurred in Fausse Pointe Field which at the time was operated by AROC (Texas). In January of 2006 Moncla agreed to undertake the defense and indemnity of AROC in this matter. In February 2009 the court granted our Motion for Summary Judgment which dismisses the AROC entities from the suit; however, we have not yet received the signed motion from the court. No specific amount of damages has been specified in the suit.

8. Fernen Louis Andrepont, Et Al vs. Chevron USA, Inc., Et Al/Case No. 2008-10045 (August 11, 2008) – 15th Judicial District Court – Parish of Acadia/Jennings Field (Sold)/Acadia Parish, Louisiana (Source Petroleum, Inc.): This is a legacy contamination lawsuit matter. The matter was turned over to our counsel at Liskow & Lewis since Source is in bankruptcy. Source apparently owned some leasehold interest in lands located in Section 42-T9S-R2W in the Jennings Field Area in Acadia Parish, Louisiana. Our counsel is attempting to get us dismissed from the suit due to the bankruptcy proceeding. No specific amount of damages has been specified in the suit.

9. Joseph L. Tupper, Jr., Et Al vs. BP America Production Company, Et Al/Docket No. C-168-09 (March 20, 2009) – 31st Judicial District Court – Parish of Jefferson Davis/South Elton Field (Sold)/Jefferson Davis Parish, Louisiana (Source Petroleum, Inc.): This is a legacy contamination lawsuit matter. The matter was turned over to our counsel, Mr. Bryan Scofield. Mr. Scofield will be filing a letter to counsel advising of Source’s bankruptcy. In addition, our counsel will file a notice of stay with the court. Mr. Scofield does not believe that any action can be taken against Source as to this matter. No specific amount of damages has been specified in the suit. At this point we are just waiting to get dismissed from the action.

Schedule 7.09

SCHEDULE 7.09

TAXES

None.

Schedule 7.09

SCHEDULE 7.10

TITLES, ETC.

None.

Schedule 7.10

SCHEDULE 7.15

PLACE OF ORGANIZATION

Obligor	State of Organization
GeoResources, Inc.	Colorado
Southern Bay Energy, LLC	Texas
Southern Bay Operating, L.L.C.	Texas
Southern Bay Louisiana, L.L.C.	Texas
AROC (Texas), Inc.	Texas
Catena Oil & Gas, LLC	Texas
G3 Energy, LLC	Colorado
G3 Operating, LLC	Colorado
Western Star Drilling Company	North Dakota

Location of Business and Chief Executive Offices:

110 Cypress Station Drive, Suite 220

Houston, Texas 77090

Schedule 7.15

SCHEDULE 7.17

ENVIRONMENTAL MATTERS

None.

Schedule 7.17

SCHEDULE 7.19

INSURANCE

Available upon request

SCHEDULE 7.20

HEDGING AGREEMENTS

Cal Year	Term	Qty/Mth (Contracts)	# Months	Total Quantity	Type	Swap Strike	Floor Strike	Cap Strike	Pricing	Commodity	MMCF/ moor BO/mo
2009	Cal09	2.296	6	137,760 MMBTu	Collar		7.00	10.75	Penultimate	NYMEX Henry Hub	23
2009	4-1-09 - 12-31-09	5.000	6	300,000 MMBTu	Swap	4.86			Penultimate	NYMEX Henry Hub	50
2009	4-1-09 - 12-31-09	5.000	6	300,000 MMBTu	Swap	4.87			Penultimate	NYMEX Henry Hub	50
2009	7-1-09 - 12-31-09	18.000	6	1,080,000 MMBTu	Swap	5.15			IF F/O/M	HSC	180
2009	7-1-09 - 12-31-09	7.000	6	420,000 MMBTu	Swap	5.19			IF F/O/M	HSC	70
2010	1-1-10 - 12-31-10	4.000	12	480,000 MMBTu	Swap	5.19			IF F/O/M	HSC	40
2010	1-1-10 - 3-31-10	5.000	3	150,000 MMBTu	Swap	4.86			Penultimate	NYMEX Henry Hub	50
2010	1-1-10 - 3-31-10	5.000	3	150,000 MMBTu	Swap	4.87			Penultimate	NYMEX Henry Hub	50
2010	1-1-10 - 12-31-10	12.000	12	1,440,000 MMBTu	Swap	5.15			IF F/O/M	HSC	120
2010	Cal10	10.725	12	1,287,000 MMBTu	Collar		7.00	9.90	Penultimate	NYMEX Henry Hub	107
2011	Cal11	8.992	12	1,079,040 MMBTu	Collar		7.00	9.20	Penultimate	NYMEX Henry Hub	90
	TOTAL			6,823,800 MMBTu
2009	Cal09	30.667	6	184,002 BBL	Swap	76.00			Asian	WTI Crude Oil	30,667
2009	4-1-09 - 12-31-09	9.000	6	54,000 BBL	FIXED*	43.85					9,000
2010	Cal10	26.833	12	321,996 BBL	Swap	74.71			Asian	WTI Crude Oil	26,833
2010	1-1-10 - 3-31-10	9.000	3	27,000 BBL	FIXED*	43.85					9,000
2011	Cal11	23.500	12	282,000 BBL	Swap	74.37			Asian	WTI Crude Oil	23,500
	TOTAL			868,998 BBL

FIXED *	Fixed price contract for North Dakota oil of 9000 bopm for 12 months from 4-1-09 to 3-31-10
Price = $43.85/bo less applicable transportation (~$2/bo)

SCHEDULE 7.23

GAS IMBALANCES

GAS BALANCING STATUS

FOR OPERATING SUBSIDIARIES OF GEORESOURCES, INC.

(operated and non-operated properties)

None (immaterial).

SCHEDULE 9.01

DEBT

None.

SCHEDULE 9.02

LIENS

None.

SCHEDULE 9.03

INVESTMENTS, LOANS AND ADVANCES

None.

SCHEDULE 12.02

NOTICES

Borrower

GeoResources, Inc.

110 Cypress Station Drive, Suite 220

Houston, TX 77090

Attention: Frank A. Lodzinski

e-mail: frank@sbenergy.com

Telephone No.: 281-537-9920

Telecopier No.: 281-537-8324

Administrative Agent

301 South College Street

Charlotte, North Carolina 28288

Attention: Tonya McCullough

e-mail: tonya.rhynemccullough@wachovia.com

Telephone No.: 704-590-2733

Telecopier No.: 704-590-2782

With a Copy to:

Shannan Townsend

301 South College Street

Charlotte, North Carolina 28288

e-mail: shannan.townsend@wachovia.com

Telephone No.: 704-383-9580

Telecopier No.: 704-383-6647